Exhibit 2

200 years proudly supporting Australia 2017 FULL YEAR FINANCIAL RESULTS Westpac Banking Corporation ABN 33 007 457 141

Westpac Full Year 2017 result index 3 Image on right 2017 Full Year Result Presentation 25 Bank of New South Wales Maldon Branch, Victoria 1870 Investor Discussion Pack of 2017 Full Year Result 26 Strategy Overview Performance discipline Service leadership Digital transformation Workforce revolution Sustainable futures 32 35 38 40 48 49 Earnings drivers Revenue Expenses Impairment charges 53 54 60 63 64 Asset quality 85 Capital, Funding and Liquidity Divisional results Consumer Bank Business Bank BT Financial Group Westpac Institutional Bank Westpac New Zealand 95 96 99 102 106 109 114 Economics 131 Appendix and Disclaimer 137 Contact us 138 Disclaimer

200 years proudly supporting Australia BRIAN HARTZER CHIEF EXECUTIVE OFFICER Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the FY17, FY16 and 2H17 and 1H17 periods. Comparison of 2H17 versus 1H17 (unless otherwise stated) Westpac Banking Corporation ABN 33 007 457 141

Strong franchise – solid result 4 Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack •Cash earnings up 3% over the year and 1% over the half •Continued discipline:Focus on strength and return over growth •Operating divisions all performing well •Strategy delivering for customers and increasing franchise value •Review of products and services underway (‘Get it right/Put it right’) –$169 million in customer refunds/payments (earnings impact 1.5%) •Building a highly engaged workforce and innovative culture

Headline results

5

	FY17	Change FY17 – FY16	Change 2H17 – 1H17
Reported net profit after tax	$7,990m	7%	5%
Cash earnings	$8,062m	3%	1%
Cash EPS[1]	239.7c	2%	-
Common equity Tier 1 capital ratio[2]	10.6%	108bps	59bps
Return on equity (ROE)[3]	13.8%	(22bps)	(36bps)
Net tangible assets per share	$14.66	5%	3%
Margin (excl. Treasury & Markets)[4]	2.03%	(3bps)	6bps
Expense to income ratio[4]	42.2%	18bps	82bps
Impairment charge to average loans	13bps	(4bps)	(4bps)
Full year dividends[5] (fully franked)	188c	-	-

1 Cash EPS is cash earnings per weighted average ordinary shares. 2 Common equity Tier 1 capital ratio on an APRA Basel III basis. 3 Return on equity is cash earnings divided by average ordinary equity. 4 Cash earnings basis. 5 Cents per share.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Portfolio of businesses delivering

6

Division	Cash earnings (% change) FY17-FY16	Cash earnings (% change) 2H17-1H17	Comments 2H17 – 1H17
Consumer Bank	4	5	• Core earnings up 5%; net interest income up 7% • Credit cards and customer refunds a drag on non-interest income
Business Bank	6	8	• Core earnings up 5%; net interest income up 4% • Increased fee income; expense to income ratio 35% • Impairments down 21%
BT Financial Group	(11)	(6)	• Insurance income higher; claims mostly lower • FUA up 1% on prior half, 6% over the year • Income down from infrequent items
Westpac Institutional Bank	18	(14)	• Net interest income up 3%; trading income lower • Expense growth limited to 1%
New Zealand (NZ$)	9	10	• Core earnings up 10%; net interest income up 7% • Lower loan growth; improved margin • Expenses down 2%

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Our strategy for creating value is delivering

7

Strong Balance sheet

- Material increase in capital; CET1 capital ratio up 108 basis points
- Asset quality improved; impaired assets at 22bps of gross loans
- Prioritised strength and return above growth

Grow customer numbers and relationship depth

- Customer numbers up 3.4%; added 1 million new customers since 2015
- NPS and customer satisfaction higher[1]; complaints lower
- Household deposits grew above system[2]; SME up 6%; FUA up 5%
- $4bn net flows on Panorama

Drive efficiency via digital

- Cost to average interest earning assets down to 1.21%
- Delivered Panorama, Big Data, contact centre system, CSH[3] Phase 1
- Digitisation driving 59 fewer branches, net ~500 reduction in FTE
- Expanded digital partnerships with Uno, zipMoney, Assembly

Highly engaged, innovative culture

- Staff engagement 79%, above global high performing benchmark
- More than 10,000 people working in an agile environment
- 50% women in leadership[1]
- World's most sustainable bank[4] 4 years in a row

1 Refer to slide 132 for metric definition. 2 APRA banking statistics. 3 CSH is Customer Service Hub. 4 Dow Jones Sustainability Index 2017.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

10 year balance sheet build largely complete 8 121 109 50 2 0.62 1 Minimums applied from Jan 2015 – LCR and Jan 2018 – NSFR. The LCR prior to Sep 15 is an estimate. The NSFR for Sep 16 and Sep 17 is an estimate. 2 Includes one peer with a balance date of June. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Impaired assets to gross loans (%) WestpacPeer average Sep-14Sep-15Sep-16Sep-17 0.40 0.49 0.42 0.38 0.30 0.32 0.22 CET1 Capital ($bn and %) 55 CET1 capital ($bn) CET1 capital ratio (%)10.6 10. 5 45 9.540 9.0 35 8.5 30 25 7.5 20 6.515 Sep-12Sep-13Sep-14Sep-15Sep-16Sep-17 9.59.5 43 9.1 39 8.2 34 30 28 25 Liquidity ratios1 (%) LCRNSFR 134124 mum Sep-14Sep-15Sep-16Sep-17 105 103 1 00% r egulatory mini

94 cent Dividend 9 Payout ratio (cash earnings basis) 72 72 71 65 64 1 2H17 assumes DRP participation rate of 10%. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Dividend payout ratio (%) Effective payout ratio (after DRP shares issued) 76777474777480807979 7677741 DRP shares4951 purchased on market 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 Dividends per ordinary share (cents) Special dividend 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 10 10 94 94 94 94 94 93 92 90 88 86 Dividend considerations • Sustainability of the payout ratio over the medium term • Strong CET1 capital ratio • Surplus franking credits • Bank Levy equivalent to 2 cents per share

Good momentum on service

10

Better services

- Materially improved mobile useability
- Credit cards: New payment plans, decrease limits online, spending and fee alerts
- New Corporate online portal

Improved availability

- System stability: no Severity 1 incidents in Australia in 2H17 (vs. 19 in 2016)
- Mobile banking customers directly connect to call centre with no additional verification

New products

- Westpac Lite (low rate card), Westpac Life (savings account), Bump savings account
- Lite pay: Low cost international funds transfer (4 currencies/22 countries)

Service metrics[1]

- #1 Consumer NPS
- #2 Consumer customer satisfaction
- #1 Business NPS
- #1 Business customer satisfaction
- ↑ 19% Australian compliments
- ↓ 18% Australian complaints
- ↓ 21% New Zealand complaints

1 Australian service metrics, unless indicated. Refer slide 132 for customer metric definitions.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Disciplined management 11 System mortgages2 46% 1.20% 1 Gross loans. 2 RBA Financial aggregates. 3 AIEA is average interest earning assets. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Productivity ratios (%) 1.40%Expenses / AIEA3 (LHS)50% 1.35%48% 1.30% 1.25% 44% 1.15%42% 1.10%40% FY11 FY12 FY13 FY14 FY15 FY16 FY17 Expense to income ratio (RHS) Net interest margin (NIM) (%) NIMNIM excl. Treasury & Markets 2.142.11 2.072.10 2.072.042.06 2.00 1H162H161H172H17 Australian mortgage growth1 (annual %) Westpac investor (APRA definition) Westpac total mortgages Sep-16Mar-17Sep-17 7.6 6.4 6.5 6.6 5.9 5.7 6.0 4.5 4.1 Australian mortgages interest only flows (% of total) 50 2Q173Q174Q17 43 26

Outlook 12 Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack •Global growth improved in 2017, further improvement likely in 2018 •Australian growth likely to remain sound but slowing through 2018 -Supported by growth in resources, services and infrastructure -Some moderation from soft income growth and slowing construction •House price growth expected to slow however mortgage serviceability remains strong with significant household equity •Westpac well positioned for the environment with good momentum on strategy

200 years proudly supporting Australia PETER KING CHIEF FINANCIAL OFFICER Financial results based on cash earning unless otherwise stated. Refer page 33 for definition. Results principally cover the FY17, FY16 and 2H17 and 1H17 periods. Comparison of 2H17 versus 1H17 (unless otherwise stated) Westpac Banking Corporation ABN 33 007 457 141

Results at a glance 14 133 4,045 (103) (339) 4,017 637 1 CVA is credit valuation adjustment. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack 1H17 Markets & Treasury Customer refunds/payments Bank Levy All other income Expenses Impairment charges Tax & non-controlling interests 2H17 Cash earnings movements ($m)Infrequent/volatile items ($m) Revenue up $34m (36) (169) (95) Up 1% Cash earnings impact2H161H172H17 Asset sales(4)40 Performance fees/ manager revaluation220(3) Group CVA131520 Provision for customer refunds/payments(after tax)00(118) Total impact2119(101) Bank Levy from 1 July 2017 (after tax)(66)

Margins resilient 15 2.10 2.07 1 Tractor is the 3 year moving average hedge rate for hedges on capital and low rate deposits. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Term deposit costs over benchmark (portfolio) 1.5% 1.0% 0.5% 0.0% Lower returns on capital and low rate deposits 9%3 year swap rate (spot)Tractor¹ 7% 5% 3% 1% Net interest margin movement (% and bps) 2.117bps0bp2bps(2bps)0bp(1bp)(3bps) 0.04 2H161H17LoansCustomerTermBank LevyCapital &LiquidityTreasury &2H17 depositswholesaleotherMarkets funding 0.07 0.07 Treasury & Markets impact on NIM NIM excl. Treasury & Markets 2.06 2.04 2.00

Non-interest income 16 30 (56) Trading Other Debbie claims 2H16 1H17 2H17 1 Fees and commissions in 2H16 and 1H17 restated to reflect the accounting change to the Westpac New Zealand credit card rewards scheme. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack 1H17 Insurance income Hastings Performance fees Customer refunds/payments Funds Managment income Other 2H17 Non-interest income ($m)Wealth/insurance non-interest income ($m) Fees and CommissionsWealth/Insurance Down 4%75 Down 9%2(13) 924 2,905433,068 11 25 713 2,784 514 -29% 4% -7% 504 27 970 886 924 1,396 1,426 1,329 886Cyclone $37m in 1H17 Up 4%

Markets & Treasury1 – soft 2H17 17 482 473 462 465 447 1. Includes net interest income and non-interest income but excludes DVA. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Markets non-customer and Treasury income ($m)Markets customer income ($m) Markets non-customer Treasury504 1H152H151H162H161H172H171H152H151H162H161H172H17 436 401 247 203 362 142 339 266 131 89 147 257 259 250 231 72 131 119

Expenses well managed

18

Movement in expenses ($m)



4,501
143
(144)
50
54
4,604
Up 2%
1H17[1]
Ongoing expenses
Productivity
Regulatory/ compliance
Investment
2H17

Divisional expense growth 2H17 – 1H17

	$m	%
Consumer Bank	79	5
Business Bank	17	2
BTFG	20	3
WIB	9	1
New Zealand (in NZ$)	(11)	(2)
Group Businesses	(3)	(1)

Consistency in productivity (annual savings $m)



225
219
239
263
262
1,208
FY13
FY14
FY15
FY16
FY17
Cumulative

1 1H17 restated to reflect the accounting change to the Westpac New Zealand credit card rewards scheme.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Investment spend 19 676 1H16 2H16 1H17 2H17 Peer 1 Peer 2 Peer 3 WBC 1 Data based on FY17 results, excludes write-offs. Amortisation expense is based on amortisation expense excluding any impairment and is based on FY17. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Total investment spend (expensed and capitalised) ($m)Capitalised software balance and amortisation1 ($bn) Capitalised software Annual software amortisation 7002.71 % of 2H17 spend 11% 27% 62% Growth & productivity Regulatory change Other technology 527 580 1.861.93 1.92 0.38 0.62 0.39 0.57

Australian mortgage trends 20 Customer initiated 2.0 129 50 52 1 I/O is interest only mortgage lending, restated to include RAMS. 2 Consumer only. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Australian mortgages 90+ day delinquencies (%)Properties in Possession (#)2 3.0NSW/ACTVIC/TASQLD200NSW/ACTVIC/TASQLD 437 150146 100 1.065 45 0.00 Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17Sep-17Sep-14 Mar-15Sep-15Mar-16Sep-16 Mar-17Sep-17 WASA/NT Total: WASA/NTALL Introduced new hardship treatment Mortgage portfolio ($bn)Switching from I/O to P&I1 ($m) 2H161H172H17 2H17 $18.6bn Reached end of I/O period 1Q172Q173Q174Q17 New lending40.237.040.3 Run-off26.827.327.0 Net flows131013 Fixed (% of book)171821 Interest only (% of book)515046 7,913 4,261 2,368 2,604 3,447 3,004 2,554 2,592

Australian mortgage deep dive

| 21

Australian mortgage lending[1] by origination date, dynamic LVR[2] (%)


2015+
2011-14
<2011
11
46
43
7
24
69
6
16
78
>80
60-80
<=60
>80
60-80
<=60
>80
60<=80
<=60
Dynamic LVR bands (%)

	2015+	2011-14	<2011
% of portfolio	41	33	26
Westpac interest rate floor (%)	7.25	6.80	6.80
Average house price changes[3]	0 – 23%	40% – 23%	At least 40%

1 Portfolio comprised of residential mortgages, excluding RAMS, and business mortgages originated via a separate platform such as construction loans and loans to SMSFs. 2 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 3 Source, Westpac Economics, CoreLogic. All dwellings Australia - average 8 major capital cities. Prices to Sept 17.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Asset quality remains sound 22 90+ day past due and not impaired 2.0 1.05 1 TCE is total committed exposure. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Mar-17 Sep-17 Agriculture, forestry & fishing Wholesale & retail trade Property Transport & storage Manufacturing Services Property services & business services Construction Accommodation, cafes & restaurants Mining Other Finance & insurance Utilities Stressed assets as a % of TCE1Corporate/business stressed exposure by sector ($bn) Watchlist & substandard2.5 3.20Impaired 1.5 1.0 0.5 0.0 2.07 2.48 1.45 2.17 1.24 1.60 0.85 1.241.201.14 0.71 0.99 0.65 0.46 0.59 0.41 0.56 0.54 0.35 0.31 0.67 0.62 0.58 0.26 0.33 0.35 0.34 0.25 0.44 0.27 0.22 0.20 0.20 0.15 Sep-16Sep-17

Impairment charge components ($m)

23



Individually assessed provisions
Collectively assessed provisions
Total
New IAPs
Write-backs & recoveries
Write-offs direct
Other movement in Collective provisions
293
273
471
256
364
246
(218)
(210)
(174)
(173)
(228)
(228)
330
463
418
484
443
525
(64)
(114)
(48)
(110)
(86)
(183)
341
412
667
457
493
360
Interest carrying adjustment ($m)
98
92
97
96
95
93
1H15
2H15
1H16
2H16
1H17
2H17

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Considerations for FY18 24 Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack •Remaining disciplined on growth/return •Expect system lending growth to moderate •Exit margin (Sept 17 month) higher than 2H17.FY18 margin will be impacted by more mortgage switching from interest only to principal & interest •Headwinds from changes in ATM and transaction fees (approximately $50m) •Targeting similar productivity savings and keeping costs in 2-3% range •Asset quality remains in good shape

200 years proudly supporting Australia Investor Discussion Pack Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the FY17, FY16 and 2H17 and 1H17 periods. Comparison of 2H17 versus 1H17 (unless otherwise stated) Westpac Banking Corporation ABN 33 007 457 141

200 years proudly supporting Australia Strategy

Strategy | 27

Westpac Group at a glance: Australia's First Bank

WBC listed on ASX & NZX | **WBK LISTED NYSE**

- In its 200th year, Australia's first bank and first company, opened 1817
- Australia's 2nd largest bank and 24th largest bank in the world; ranked by market capitalisation[1]
- Well positioned across key markets with a service-led strategy focused on customers and differentiated through service
- Supporting consumers and businesses in Australia and New Zealand and customers with ties to these markets
- Unique portfolio of brands providing a full range of financial services including consumer, business and institutional banking, wealth management and insurance
- One of the most efficient banks globally[2]
- Consistent earnings profile over time
- Capital top quartile globally, with sound asset quality
- Credit ratings[3] AA- / Aa3 / AA-
- Leader in sustainability[4]

Consumer Bank	Business Bank	BT Financial Group	Westpac Institutional Bank	Westpac New Zealand
Westpac	Westpac	BT		Westpac
St.George	St.George	Advance	Pacific	
BankSA	BankSA	Ascalon		
Bank of Melbourne	Bank of Melbourne	Asgard		
RAMS		BT Select		
		Licensee Select		
		securitor		

Key statistics at 30 September 2017

Customers	13.8m
Australian household deposit market share[5]	23%
Australian mortgage market share[6]	23%
Australian business market share[6]	19%
New Zealand deposit market share[7]	19%
New Zealand consumer lending market share[7]	19%
Australian wealth platforms market share[8]	19%

Key financial data for Full Year 2017

Reported net profit after tax	$7,990m
Cash earnings	$8,062m
Expense to income ratio[9]	42.2%
Common equity Tier 1 capital ratio (APRA basis)	10.6%
Return on equity[9]	13.8%
Total assets	$852bn
Market capitalisation[10]	$108bn

1 30 September 2017. Source: S&P Capital IQ, based in US$. 2 Credit Suisse analysis of expense to income ratio of world's largest banks October 2017. 3 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. S&P Global Ratings has Westpac on a negative outlook, Moody's Investor Services and Fitch Ratings have Westpac on a stable outlook. 4 Included in 2017 Global 100 most sustainable companies, announced at World Economic Forum in January 2017. 5 APRA Banking Statistics, September 2017. 6 RBA Financial Aggregates, September 2017. 7 RBNZ, September 2017. 8 Plan for Life, June 2017, All Master Funds Admin. 9 Cash earnings basis. 10 Based on share price at 29 September 2017 of $31.92.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Progress on our strategic agenda Strategy 28 Our Vision: To be one of the world’s great service companies, helping our customers, communities and people to prosper and grow Strategic Priorities Performance Discipline Service Leadership Digital Transformation Targeted Growth Workforce Revolution Employee engagement in top of high performing norms, women in leadership1 50% by end of 2017 Cost growth 2-3% per annum and expense to income ratio below 40% Seeking to achieve 13-14% ROE (medium-term) Measures Stronger growth in wealth and SME +1m customers (2015-2017) Women in leadership 50% Employee engagement 79% FUM up 12% FUA up 5% SME lending up 6% 13.8m customers up 3% Grew by 1m 2015-2017 Expenses up 2% Expense to income ratio 42.2% Progress FY17 ROE 13.8% Down 22 bps 1 Refer slide 136 for metric definition. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Areas of comparative advantage Strategy 29 capability 1 Gross impaired asset provisions to gross impaired loans. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Global efficiency leader • Expense to income ratio of 42.2% at lower end of global peers and less than the average of Australian major banks • Targeting expense to income ratio below 40% • Productivity focus has delivered $2.1bn of savings FY09 to FY17 Sustainability culture • Australia’s first bank and first company, reached 200 year anniversary on 8th April 2017 • Global banking leader in Dow Jones Sustainability Index since 2002, named sector leader 10 times, including 2014, 2015, 2016 and 2017 • Ranked as one of the Global 100 most sustainable corporations in the world by Corporate Knights for 10 of the last 11 years • Released refreshed climate change policy Clear strategic position • Seeking to differentiate on service • No. 1 or 2 position across key markets - all divisions well placed • Unique portfolio of brands, reaching a broader customer set • Comparative advantage in wealth platforms • Embracing digital opportunities with leading online and mobile Conservative balance sheet • Asset quality - Lowest impaired assets of peers (0.22% of gross loans); well provisioned at 46%1 - Sound quality; balance sheet weighted to mortgages - Sector leading through global financial crisis • Capital - CET1 ratio above APRA’s “unquestionably strong” benchmark internationally harmonised ratio in top quartile of international peers • Liquidity - LCR of 124%; NSFR of 109% • Only major Australian bank SEC registered and listed on NYSE

Consistent performer over the long term Strategy 30 245.4 227.8 7.8 7.8 8.2 7.4 comparable 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. For more details on adjustments refer slide 91. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Common equity Tier 1 capital ratio (%) 16.2 9.19.09.59.5 Sep-11Sep-12Sep-13Sep-14Sep-15Sep-16Sep-17 International 1 10.6 Cash earnings ($bn) 8.1 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 FY17 7.6 7.1 6.6 6.3 5.9 5.0 3.5 4.7 Cash earnings per share (cents) 248.2 235.5 239.7 209.3 214.8 189.4 198.3197.8 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 FY17 163.7

A conservative, high quality bank Strategy 31 impaired assets1 (%) 46.3 45.5 amortisation period1,2 (years) 28.7 28.4 1 Based on FY17 results. 2 Peer 2 data based on FY17 cash earnings results, excludes write-offs. Amortisation expense is based on amortisation expense excluding any impairment or accelerated amortisation. Based on FY17 expense. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Capitalised software, average 6.2 Peer 1Peer 2Peer 3WBC 4.8 2.9 3.9 Effective tax rate1 (%) 30.4 29.4 Peer 1Peer 2Peer 3WBC Capitalised software balance and amortisation1,2 ($bn) 2.71 Peer 1Peer 2Peer 3WBC 1.861.93 1.92 0.38 0.62 0.39 0.57 Individually assessed provisions to 47.7 Peer 1Peer 2Peer 3WBC 36.1 Impaired assets to gross loans1 (%) 0.410.43 Peer 1Peer 2Peer 3WBC 0.30 0.22 Collectively assessed provisions to credit RWA1 (bps) 86 Peer 1Peer 2Peer 3WBC 79 76 73

200 years proudly supporting Australia Overview

Cash earnings and reported net profit reconciliation

Results | 33

Cash earnings[1] policy

- Westpac Group uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and divisional level
- This measure has been used in the Australian banking market for around 15 years and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies
- To calculate cash earnings, reported net profit is adjusted for:
  - Material items that key decision makers at Westpac Group believe do not reflect ongoing operations
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

Reported net profit and cash earnings ($bn)



Reported profit
Cash earnings
6.8
7.1
7.6
7.6
8.0
7.8
7.4
7.8
8.0
8.1
FY13
FY14
FY15
FY16
FY17

	FY17 ($m)	% chg FY17-FY16	% chg 2H17-1H17
Cash earnings	8,062	3%	1%
Cash EPS (cents)	239.7	2%	-
Reported net profit	7,990	7%	5%

Reported net profit and cash earnings adjustments ($m)

	FY16	FY17
Reported net profit	7,445	**7,990**
Amortisation of intangible assets	158	**137**
Acquisition transaction and integration expenses	15	**-**
Fair value (gain)/loss on economic hedges	203	**69**
Ineffective hedges	(9)	**16**
Partial sale of BTIM	-	**(171)**
Treasury shares	10	**21**
Cash earnings	7,822	**8,062**

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to slide 132.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

FY17 financial snapshot

Results | 34

	FY17	Change FY17 – FY16	Change 2H17 – 1H17
Earnings[1]			
Earnings per share (cents)	239.7	2%	-
Core earnings ($m)	12,451	1%	(1%)
Cash earnings ($m)	8,062	3%	1%
Return on equity (%)	13.8	(22bps)	(36bps)
Dividend (cents per share)	188	-	-
Expense to income ratio (%)	42.2	18bps	82bps
Net interest margin (%)	2.09%	(4bps)	3bps
Asset quality			
Impairment charges to average gross loans (bps)	13	(4bps)	(4bps)
Impaired assets to gross loans (bps)	22	(10bps)	(8bps)
Impaired provisions to impaired assets (%)	46.3	(3ppts)	(6ppts)

	FY17	Change FY17 – FY16	Change 2H17 – 1H17
Balance sheet			
Total assets ($bn)	851.9	2%	1%
Common equity Tier 1 (CET1) capital ratio (APRA basis) (%)	10.56	108bps	59bps
CET1 capital ratio (Internationally comparable) (%)	16.20	177bps	86bps
CET1 capital ($bn)	42.7	10%	6%
Risk weighted assets ($bn)	404.2	(1%)	-
Loans ($bn)	684.9	3%	3%
Customer deposits ($bn)	486.7	4%	2%
Net tangible assets per share ($)	14.66	5%	3%
Funding and liquidity			
Customer deposit to loan ratio (%)	71.1	56bps	71bps
Net stable funding ratio (%) (estimate)	109	n/a	n/a
Liquidity coverage ratio (%)	124	(10ppts)	(1ppt)
Total liquid assets[2] ($bn)	138	(4%)	(1%)

1 All measures on a cash earnings basis. 2 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Cash earnings up 3% over the year and 1% on prior half Performance discipline 35 margins down 4bps regulatory and compliance costs 15,704 2 4 income Lower individually assessed lower cards income, higher insurance claims and recoveries offset by higher markets income regulatory and compliance costs margins up 3bps 133 (36) (103) 4,045 4,017 payments, lower credit card and assessed provisions reduced general Insurance claims income income charges 1 AIEA is average interest-earning assets Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Cash earnings features of FY17 – FY16 ($m) AIEA1 up 4%,Additional investment and higher 7,822356(36)(174)271(177)8,062 Provision for customer refunds and payments, and margin compression on FUM/FUA partlyprovisions and higher write-backs Up 3% FY16Net interestNon-interestExpensesImpairmentTax & NCIFY17 incomeincomecharges Cash earnings features of 2H17 - 1H7 ($m) AIEA up 2%,Additional investment and higher 318(284) Provision for customer refunds and markets income, partially offset byLower individually Up 1% 1H17Net interestNon-interestExpensesImpairmentTax & NCI2H17 % chg % chg FY17 FY17-2H17 - ($m) FY16 1H17 Net interest Non-interest income5,852(1)(9) Expenses(9,105)22 Core earnings12,4511(1) Impairment charges(853)(24)(27) Tax and non-controlling(3,536)52 interests Cash earnings8,06231 Reported net7,99075 profit

Dividends Performance discipline 36 7.7 1 Data using half year dividends and share price at 29 September 2017, or period end. 2 2H17 assumes DRP participation rate of 10%. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Westpac dividend yield1 (%) Ordinary yieldIncluding franking 9.08.89.18.4 6.86.3 6.2 4.7 6.4 5.4 5.9 1H152H151H162H161H172H17 Ordinary dividend payout ratio (%) Payout ratio (cash earnings basis)Effective payout ratio (after DRP) 78.9 71.0 2 Reflects decision to add a 1.5% discount to the DRP market price 1H132H131H142H141H152H151H162H161H172H17 Key dividend considerations for 2H17 • Sustainability of payout ratio over medium term. Based on current financial position/growth a payout ratio of 70-75% is considered sustainable • CET1 capital ratio well positioned for APRA’s “unquestionably strong” benchmark • Still awaiting final regulatory capital requirements from APRA • Modest RWA growth • Impact of the Bank Levy (2 cents per share in 2H17) • Surplus franking credits Dividends (cents per share) Special dividend 10 10 94 94 94 94 94 93 92 90 88 86 1H132H131H142H141H152H151H162H161H172H17

Uplift in Consumer and Business divisions Performance discipline 37 6,260 6,191 82 4,017 NZ2 Other3 2H17 ($m) CB BB BTFG WIB Group Operating income 4,256 2,651 1,136 1,513 1,071 168 10,795 Bank Levy impact (pre-tax) (included above) (48) (27) (5) (15) - - (95) Expenses (1,708) (928) (598) (666) (442) (262) (4,604) Core earnings 2,548 1,723 538 847 629 (94) 6,191 Impairment (charges) / benefits (274) (162) (1) 8 37 32 (360) Tax & non-controlling interests (681) (470) (163) (251) (185) (36) (1,786) Cash earnings 1,593 1,091 374 604 481 (98) 4,045 Bank Levy impact (post-tax)4 (34) (19) (3) (11) - - (66) % of Group cash earnings 39 27 9 15 12 (2) 1 Refer to division definitions, slide 133. 2 In A$. 3 Other is Group Businesses (including Treasury). 4 May not add due to rounding. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack 2H17 divisional1 cash earnings movements ($m) 83(23)(96)46(64)4,045 1H17CBBBBTFGWIBNZ 2Other 32H17 Up 1% 2H17 divisional1 core earnings movements ($m) 12277(29)(196)55(98) 1H17CBBBBTFGWIBNZ 2Other32H17 Down 1%

Building long term franchise value Service leadership 38 10.62 10.44 10.26 10.09 9.94 9.90 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 9.0 8.5 7.9 1 September 2014 customer numbers not split between Consumer Bank and Business Bank. 2 Refer slide 136 for metric definition. 3 No peer data available for New Zealand. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack New Zealand customer numbers (#m) 1.281.321.341.351.351.361.35 Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17Sep-17 New Zealand wealth metrics2,3 (%) Total FUM/FUA (NZ$bn)Customers with a wealth product (%) 28.028.128.328.428.629.0 9.59.710.1 Mar-15Sep-15Mar-16Sep-16Mar-17Sep-17 Australian banking customer numbers (#m) Consumer BankBusiness Bank 10.84 1 1.71 1.73 1.65 8.61 1.69 1.45 1.48 8.91 9.11 8.49 8.61 8.75 Australian customers with a wealth product2 (%) Westpac brandSt.George brandsPeers 19.8 18.8 14.9 14.3 11.9 Sep-15Sep-16Sep-17

Building long term franchise value – customer service Service leadership 39 Customer complaints (#) Consumer and New Zealand (%), Business (mean) 7% 79.1% 80% 1 Refer slide 136 for metric definition. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack New Zealand Business Consumer Customer satisfaction1 Australian retail (CB, BB and BT)WestpacSt.George brandsPeers 83.8% 82.0% 80.8% 80.1% 41%Sep-15Sep-16Sep-17 WestpacSt.George brandsPeers 2H151H162H161H172H177.6 7.3 7.3 7.1 New Zealand retail6.9 Sep-15Sep-16Sep-17 WestpacPeers 79% 75% 70% own 31%66% 1H152H151H162H161H172H17Sep-15Sep-16Sep-17 Down 27% D D own Down

Actively responding to digital opportunities[1]

Digital transformation | 40

Westpac is actively responding to digital threats and opportunities through three streams of work. These streams seek to encourage digital innovation inside, adjacent and outside the Group. In this way Westpac can both learn directly, and gain access to emerging fintech developments

Accelerating innovation

"The Hothouse" provides innovation services supported by Entrepreneurs-In-Residence to solve customer problems. Dedicated space at Kogarah and 275 Kent St, Sydney



The Hotbox program supports the entrepreneurs within Westpac in creating products and services that will form the leading edge of innovation at Westpac

Sponsoring the innovation ecosystem through Stone & Chalk allows Westpac to partner with the fintech community and bring the best of the outside in

Active member of R3 creating opportunities through industry collaboration. Utilising distributed ledger-based systems to simplify and automate financial services

Direct investment/partnering solving business issues & customer problems

Uno is a disruptor mortgage broker. Enabling consumers to search, compare and apply for a home loan online, from a choice of 20 lenders

Surgical Partners helps medical practices improve efficiency by connecting practice management software to cloud based accounting

Offers point-of-sale credit and digital payment services to the retail, health, travel and education sectors. It also owns Pocketbook, a personal financial management app

LanternPay is a scalable, cloud based claims and payments platform for use in consumer directed care programs such as the NDIS, aged / home care and Government insurance schemes

QuintessenceLabs (Qlabs) creating opportunities with quantum technology that encrypts confidential data

Reinventure is a $100m fintech venture capital fund

Reinventure has directly invested in a range of fintech businesses to enable Westpac access to insights and assess adjacent business opportunities

The model also helps Westpac review different ways of working to be more innovative and deliver faster

16 investments to date covering areas such as:

- Blockchain
- Digital currencies
- Payments
- Peer-to-peer lending
- Big data
- Data analytics
- Social networks
- B2B networks
- Digital processes

For further details on these areas see following slide

1 Logos are of the respective companies Stone & Chalk, R3, Uno, Surgical Partners, zipMoney, LanternPay and Qlabs.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Reinventure – Investing in new technology businesses[1]

Digital transformation | 41

Westpac has committed $100m to Reinventure, an independently run venture capital fund. The operation allows Westpac to gain access to emerging fintech business models, adjacent business opportunities and entrepreneurial ways to execute at speed

Auror.
Using data to shed light on high volume crimes, improving prevention and detection coinbase
A bitcoin wallet and platform where merchants and consumers can transact the digital currency, bitcoin nabo
A social media platform for local communities. Nabo differentiates itself by helping residents develop real online geographical communities (by suburbs)

DATA REPUBLIC
A trust framework and secure platform that allows users to exchange data safely and securely

SocietyOne
A peer-to-peer lending platform reducing the cost of originating and managing consumer loans, sharing its operating cost advantage with both borrowers and investors to get a better deal

ZETARIS
A global Big Data, business intelligence and enterprise data warehousing company

ASSEMBLY
A one-stop payments platform that helps marketplaces, merchants and their customers transact simply and securely online (previously PromisePay)

flare
A free, all-in-one HR and benefits platform that manages on-boarding and compliance and lets HR teams focus on value added tasks

OpenAgent.com.au
A platform to help home sellers find and compare real estate agents doshii
Connects ordering apps, payment devices, loyalty and reservations platforms to any point of sale

Fillr
Standardises mobile forms into a format you can easily read and fill at the tap of a button

VALIANT
A business loan marketplace that matches SMEs to the best lender based on their characteristics and needs

HYPER ANNA
A natural language AI system for data analysis targeting relatively simple business queries that comprise 70% of an analyst's work in a large organisation

New **InDebted**
Indebted is providing a new way for businesses to collect outstanding debts. The system helps businesses of all sizes by leveraging modern communications, automation and machine learning

New **BASIQ**
Open Banking API platform that provides connectivity to over 100 financial sources across Australia and NZ

Hey You
An app to revolutionise the payment process for customers when dining out or grabbing a coffee on the go

1 Logos are of the respective companies.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Significant momentum in Customer Service Hub Digital transformation 42 Re-engineering the home loan process: Digitising the end-to-end home loan origination experience by 2020 Customer access via any channel Banker dashboard Application tracker Single point for bankers to view customer information and loan status At any time customers have clarity as to the status of their application Applications available seamlessly across channels Remote digital upload of information Customers can upload documents digitally Settlement Digitised offer and acceptance Plain English terms & conditions and online acceptance Simplified application assessment / approval for customer and banker Digitises a number of manual processes Digital settlement. Integrated with land titles registry More home ownership needs met at origination Improved customer experience Increased banker productivity Lower cost of change Increased efficiency Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Phase 1 Strategy Leading to Capabilities to be delivered

Customers continue to migrate to digital Digital transformation 43 287 279 1 Australian Consumer and Business customers. 2 Digital transactions are typically payments and transfers. Branch transactions are typically withdrawals and deposits along with transfers and payments. 3 Prior periods have been restated to exclude certain non-financial transactions that had previously been included. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Branch transactions1,2,3 (#m) 29.528.1 22.521.7 % own 11% 1H152H151H162H161H172H17 25.624.4 D Do wn 4 Digital transactions 1,2 (#m) 304 241254262 Up 9% 1H152H151H162H161H172H17 U p 6% Digitally active customers1 (#m) 4.53 3.96 Up 5% Up 8% Mar-15Sep-15Mar-16Sep-16Mar-17Sep-17 4.33 4.18 4.05 3.84 Digital sales1 (#’000’s) 469 433425 Up 8% 1H152H151H162H161H172H17 347367 Up 10% 273

Mobile is our dominant channel….. Digital transformation 44 72% of digitally active customers use mobile Strategy of building out mobile capabilities and improving useability is working Building out mobile specific capabilities for banking on the go Improve mobile app useability 2017 Innovation Excellence Award awarded to Quick Transfer Quick zone: Check balances and transfer funds between accounts on your mobile without having to log on, making it easier to use A new on-boarding experience presents our capabilities upfront and helps customers sign on and use them quickly 1 Introduced for SGB customers in June 2016 and Westpac customers in December 2016. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Quick balance checks (#’000’s) 97.8 34% 2H161H172H17 Quick transfer data (#’000’s)1 3,527 115% 2H161H172H17 1,639 204 Up 73.2 54.5 Up

Increasing use of self-serve options is driving efficiency Digital transformation 45 7.2 Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Accounts with e-statements (#m) Number of accounts% of accounts 43% 36% 28%29%6.0 Mar-16Sep-16Mar-17Sep-17 4.64.8 Interest & tax statements (#m) 2.5 32% 1H162H161H172H17 1.9 0.3 1.3 Up Up 92% Proof of balance - Westpac brand (%) DigitalBranch and contact centre 2H161H172H17 62 54 50 50 46 38 Westpac card activation (%) DigitalBranch and contact centre 2H141H152H151H162H161H172H17 70 69 63 58 53 50 49 51 50 47 42 37 30 31 Online overseas notifications (#’000’s) 284 Up 34% 1H162H161H172H17 212210 161 Up 35% Online password change/reset (#’000’s) 1,348 944 Up 36% 1H162H161H172H17 1,179 988 Up 14%

Digital transformation | 46

New digital services launched over the last 6 months

Categorisation of spend (St.George brands only)


$401.56
Amplify
June 2017

- Transaction, savings and credit card transactions are grouped into categories and sub-categories
- Enables customers to obtain insight into their spending patterns

Cardless cash at any Westpac Group ATM


Cardless Cash
418 204
Cancel code
Need to send cash to someone else?
Share code via SMS
Next steps

- Cardless cash withdrawals are now available from over 3,000 Westpac Group ATMs (Westpac, St.George, BankSA and Bank of Melbourne)

Activate card with NFC[1] (Westpac brands only)


Activate card
Sign out
Hold your card against the back of this device until it vibrates
Having trouble?

- Customers with an eligible Android device can activate their card using the NFC[1] chip in their phone rather than scanning their card with their phone's camera or entering their card details manually

Connect[2] across all brands


Connect to Westpac
Sign out
How can we help you?
Go to my accounts

- Customers can connect to the contact centre directly from mobile app with no need to verify with security questions
- Saves ~60-90 seconds per call[3]
- Offer to self-serve taken up by ~46% of Connect logins

1 NFC is near field communication. 2 Connect allows for customers to connect directly with the contact centre once they are in a mobile app without the need to reverify. 3 Savings for Westpac brand.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Digital transformation | 47

Helping customers manage their finances

Keeping on top of credit card repayments


Repayment reminder
Card
Altitude Black World MasterCard
Reminder type
Not subscribed
Email
SMS
Back
Done

- Credit card reminder alerts allows customers to subscribe to a notification via SMS or email 5 days before their monthly credit card repayment is due

Control over spending


Control credit spend
Altitude Black World MasterCard
What is Control Credit Spend?
Things you should know

- Customers can add extra discipline to their spending habits by restricting all debit transactions on their credit card account including direct debits and scheduled payments

Choice and flexibility in credit limits


Services
Decrease credit card limit
Card
Current Limit
Minimum Limit
New Limit
Cancel
Continue

- Customers can request a decrease to their credit card limit in an instant through desktop, mobile or tablet[1]

Help managing my debt


Westpac SmartPlan
Credit Card
Altitude Black World MasterCard
What is SmartPlan?
SmartPlan benefits
Explore the type of plan you would like to set up
Credit card balance
Large purchases

- SmartPlan is a new structured repayment plan to help customers manage their credit card balance
- The system can break down payments into a number of regular monthly instalments – all within their existing credit limit

1 SGB customers can access via desktop, mobile or tablet. Westpac customers can only access via desktop at this point.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Workforce revolution delivering Workforce revolution 48 79%, with improvements in ’ Risk Culture’ and reflecting the focus and efforts in preventing injury focused on values, conduct, ethics and customer-(rolling 12 months) (%) 1 Spot number as at 30 September for each period. 2 Global high performing norm reflects the benchmark score for high performance organisations in the IBM engagement database. 3 Lost time injuries per hours worked. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack High performer retention 9696959595 Sep-13Sep-14Sep-15Sep-16Sep-17 Lost time injury frequency rate (rolling 12 months) (ratio) 3 1.5 1.1 0.80.8 0.6 Sep-13Sep-14Sep-15Sep-16Sep-17 Major workforce developments •Achieved 50% women in leadership •Employee engagement up 10 percentage points to ‘Senior Leadership’ dimensions •Health, safety and wellbeing metrics improved across the Group. Lost time injury frequency rate 0.6 •Introduced new performance framework ‘Motivate’, centred decision making •Continued to build a service culture through specialist frameworks including: ‘Our Service Promise’, ‘Leadership Star’ and from updating the Group’s Code of Conduct •Remuneration structures for tellers and personal bankers updated to focus on service •Around 10,000 employees now in flexible workplaces Women in leadership positions1 (%) 50 Sep-13Sep-14Sep-15Sep-16Sep-17 48 46 44 42 Staff engagement2(%) WestpacGlobal high performing norm 77 Sep-16Sep-17 79 69

Continued sustainability leadership

Sustainable futures | 49

Strategic priorities and 2H17 progress highlights

1 Embracing societal change

Help improve the way people work and live as our society changes

- Achieved goal of 50% women in leadership roles (up from 48% a year ago)
- Exceeded 2017 target to recruit 500 Indigenous employees

2 Environmental solutions

Help find solutions to environmental challenges

- Released revised Climate Change Position Statement
- Total committed exposure to the CleanTech and environmental services sector was $7.0bn at 30 September 2017, exceeding target of $6.0bn[1]
- Issued the first Australian originated offshore foreign currency Climate Bond

3 Better financial futures

Help customers to have a better relationship with money, for a better life

- Introduced new products to meet the changing needs of customers, including a low interest rate credit card and new savings accounts
- Lending to the social and affordable housing sector increased to $1.32bn, up from $1.05bn a year ago

Further information on Westpac's Sustainability and progress on our strategic priorities is available at www.westpac.com.au/sustainability

Leading track record

- Most sustainable bank globally in the 2017 Dow Jones Sustainability Index for the fourth year in a row, and among sector leaders annually since 2002
- Assigned a Gold Class ranking in the RobecoSAM Sustainability Yearbook for 2017, released in January 2017
- Achieved 'Leadership' score level in the CDP[2] 2017 climate change questionnaire

Significant achievements

- Met or exceeded 80% of 2013-17 Sustainability Strategy measures
- Awarded more than 200 scholarships[3], 200 community grants[4], and recognised 200 Businesses of Tomorrow in our 200th year
- Continue to fund social enterprises developing skill pathways and employment opportunities for vulnerable Australians
- Industry-first introduction of sustainability scoring data in BT Invest and BT Panorama

1 From 2015, a higher threshold for green buildings was introduced in line with industry trends. 2 Formerly the Carbon Disclosure Project. 3 From the Westpac Bicentennial Foundation. 4 From the Westpac Foundation.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Continue to strengthen sustainability governance

Sustainable futures | 50

- Updated the Group's sustainability governance frameworks responding to material sustainability topics (issues and opportunities) which included updates to:
  - Climate Change Position Statement and 2020 Action Plan
  - Human Rights Position Statement and 2020 Action Plan
  - Reconciliation Action Plan 2018 - 2020
  - Accessibility Action Plan 2018 - 2020
- Released our first Slavery and Human Trafficking Statement in response to the UK Modern Slavery Act
- Released our Responsible Sourcing Code of Conduct and established our global Responsible Sourcing Steering Committee to oversee its application

Climate change


Climate Change
Position Statement and
2020 Action Plan

Human rights


Human Rights
Position Statement and
2020 Action Plan

Reconciliation


Partnering
for prosperity
Australia's first bank and Australia's First Peoples.
WESTPAC GROUP
RECONCILIATION ACTION PLAN
2018-2020

Supply chain


Westpac Group
Responsible Sourcing
Code of Conduct
March 2017

Modern Slavery Act


200 Westpac GROUP
2016 Slavery and Human
Trafficking Statement
Our business

Accessibility


Embedding
Accessibility
into our DNA

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Supporting the transition to a sustainable economy Sustainable futures 51 services exposure (%)1,2 32 57 Charts may not add to 100 due to rounding services exposure ($bn) 6.7 1 Exposures in WIB only. 2 At 30 September 2017, Westpac had no exposure to water or land remediation projects that met the criteria for the Group’s CleanTech exposures. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack CleanTech and environmental 7.0 6.16.36.2 Sep-15Mar-16Sep-16Mar-17Sep-17 Emissions intensity (tCO2-e/MWh) – Australia only Westpac electricty generation portfolio National Electricity Market (NEM) Benchmark 0.870.910.900.86 0.38 0.41 0.38 0.36 2014201520162017 Mining portfolio (TCE) by sector (%) TCE at 30 September 2017 $9.7bn 501H162H161H172H17 40 30 20 10 0 Oil andOther Iron ore MiningCoalOther gas metalservices ore CleanTech and environmental TCE at 30 September 2017 $7.0bn 3 4Green buildings Renewable energy Forestry Waste Other Electricity generation exposure (%)1 2 1 Renewable energy 14Gas Black coal 17Brown coal 66Liquid fuel Mining portfolio to total lending TCE (%) 1 Total Group lending (ex. Mining) Mining 99

Sustainable futures | 52

Actively supporting Australia

Supporting communities[1]

Backing economic activity	• Provide loans to help Australians own their home or grow their business • Support the efficient flow of funds in the economy and keep deposits safe	**$101bn** new lending[2] **$599bn** total Aust. loans
Wealth of many Australians	• Support working and retired Australians either directly or via their super funds (630k shareholders)	**$6.3bn in dividends[3]; Market capitalisation $108bn**
The bottom line	• 2nd largest Australian taxpayer[4] paying more than $3bn in income tax in 2017	**>$3.5bn in income tax expense for the year**
The workforce	• Employ over 39,000 people	**$4.7bn in payments to employees**
The nation	• Westpac 200 Businesses of Tomorrow • First 200 Westpac Scholars[5] • 200 Community Grants[6] • 40+ years continuous support of the Westpac Rescue Helicopter Service	**>1% of pre-tax profit to community contributions**

Income tax expense on a cash earnings basis ($m)	FY16	FY17
Notional income tax based on the Australian company tax rate of 30%	3,354	**3,479**
Net amounts not deductible/ (not assessable)	(10)	**50**
Total income tax expense in the income statement	3,344	**3,529**
Effective tax rate (%)	**29.9**	**30.4**

Other major tax/government payments ($m)	FY16	FY17
Bank Levy[7]	n/a	**95**
Net GST, Payroll tax, FBT	447	**469**

Westpac also makes a number of other government and regulatory payments including fees for the committed liquidity facility, APRA fees and stamp duties which are not included in the above. Similarly, Westpac also collects tax on behalf of others, such as withholding tax and PAYG. These are excluded from this analysis

1 All figures for the full year to 30 September 2017 unless otherwise stated. 2 New mortgage and new business lending in Australian retail operations which includes CB, BB and BTFG. 3 Dividends paid represents the 1H17 plus 2H17 dividend. 4 Source: ATO's Corporate Tax Transparency Report for the 2014 - 15 Income Year, published December 2016. 5 From the Westpac Bicentennial Foundation. 6 From the Westpac Foundation. 7 Westpac is liable for the Major Bank Levy, which began to apply from 1 July 2017, and the amount payable for the last quarter of FY17 was $95m. This amount will be paid on 21 March 2018.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

200 years proudly supporting Australia Earnings Drivers

Net operating income flat over the half Revenue 54 156 30 (84) 94 (9)(187) 201 10 36 (101) 23 (46) 10,6002 NZ 2 2H16 CB BB BTFG WIB NZ Group 1H17 CB BB BTFGWIB NZ Group 2H17 1 AIEA is average interest-earning assets. 2 New Zealand contribution represented in A$. 3 Group Businesses. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Net operating income by division ($m) 2H17 Divisional contribution (%) CB 195(29)1610,76110,795BB 39BTFG WIB 11 25Group 3 (1%) 2323 Flat (up $34m) Up 2% Net operating income movement ($m) 162(97)38(209) 168(170)1991810,761(16)10,795 2H16AIEA1MarginsFees &WealthTradingOther1H17AIEA1MarginsFees &WealthTradingOther2H17 growthcommissionsgrowthcommissions 10,600 Non-interest up 6% Net interest up 4% Non-interest down 9% Net interest flat

Composition of lending Revenue 55 10.4 13.1 62.3 427.2 413.9 404.2 1 Gross loans. 2 Run-off includes repayment. 3 Other includes business lending in Private Wealth. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Sep-16 Mar-17 New lending Net2 run-off Sep-17 Sep-16 Mar-17 BB new lending 2 BB run-off WIB net lending Sep-16 Other3 Mar-17 Sep-17 Consumer Bank Sep-16 Business Bank Mar-17 WIB New Zealand Consumer Other (inc. BT) Business Sep-17 Sep-17 Australian mortgage lending1 ($bn) 40.3(27.0) Up 3% New Zealand net loans (NZ$bn) 75.176.50.80.077.3 Up 1% Australian business lending1 ($bn) 11.5(9.8) 150.2 147.71.00.1150.5 Up 2% Composition of lending (% of total) 2.2 Aust. mortgages 3.3Aust. business Aust. institutional Aust. other consumer New Zealand lending Other overseas lending Net loans ($bn) 661.9666.910.33.22.51.10.9684.9 New Zealand lending up NZ$0.8bn Up 3%

Customer deposits Revenue 56 479 467 487 Up 3% 87 Down 1% Up 1% 35.1 12 1 Included in transaction accounts. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack New Zealand customer deposits (NZ$bn) and % of to Term depositsSavingsOnlineTransaction 585758 tal 51% 12 13 22% 21% 14 13 12 4 29 30 28 Sep-16Mar-17Sep-17 Mortgage offset1 balances ($bn) 38.1 30.5 23.5 18.4 Sep-13Sep-14Sep-15Sep-16Sep-17 Customer deposit mix ($bn) and % of total Term depositsSavingsOnlineTransaction 136 Up 2% 142 29% 39% 20%12% 130 96 84 92 64 60 58 189 191 191 Sep-16Mar-17Sep-17 Customer deposit composition ($bn) CBBBWIBBTFG, NZ & Other 467479487 87 91 94 89 88 115 111 112 192 186 181 Sep-16Mar-17Sep-17 LCR customer deposit run-off13.5%13.7%13.4%

Net interest margin up 3bps; rise in asset spreads partly offset by Bank Levy and lower Treasury income Revenue 57 issuance lower cost by the impact of lower 1H16 2H16 1H17 2H17 1.96 2.08 Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack 2H16 1H17 Loans Customer deposits Term wholesale funding Bank Levy Capital & other Liquidity Treasury & Markets 2H17 Net interest margin by division (%) 2.72 2.72 2.70 2.74 2.34 2.28 CBBBWIBNZ 2.372.35 2.18 2.13 1.72 1.76 1.77 1.85 Net interest margin (NIM) movement (%) NIM excl. Treasury & MarketsTreasury & Markets impact on NIM Repricing ofLower Treasury contribution from certain mortgagesinterest rate risk management 2bps(2bps) 7bps0bp0bp(1bp)(3bps) 2.112.10 0.07 2.07 0.04 0.07 Term deposit repricing offsetNew term senior interest rates on hedging ofthan maturing deals transaction deposits 2.06 2.04 2.00 Net interest margin (NIM) (%) NIMNIM excl. Treasury & Markets 2.182.10 2.032.06 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17

Non-interest income down 9% from lower markets income and provision for customer refunds and payments Revenue 58 38 2,905 1,426 1,392 1,396 1,329 886 539 1 Comparatives have been restated for the accounting change to the Westpac New Zealand credit card rewards. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Wealth and insurance income ($m) Lower insurance claims, including general insurance claims from Cyclone Debbie, partly offset by provision for customer refunds and payments 1,090 941970924 2H151H162H161H172H17 Trading income ($m) Risk management income lower (fixed income, FX and commodities) 713 610 504 514 2H151H162H161H172H17 Non-interest income contributors ($m) 3,068(97)(209) 2H161H17Fees &Wealth &TradingOther2H17 Comm.insuranceincome (16)2,784 Down 9% Fees and commissions income1 ($m) Provision for customer refunds and payments and lower card income, partly offset by higher business line fees 1,482 2H151H162H161H172H17

Wealth, insurance, markets and Treasury income Revenue 59 665 performance 622 margin compression and revaluation of 86 51 (mostly BT) 482 447 436 DVA Treasury Total related 1 DVA is derivative valuation adjustments. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack 2H16 2H16 1H17 1H17 2H17 2H17 2H16 2H16 1H17 1H17 2H17 2H17 2H16 2H16 1H17 1H17 2H17 2H17 2H16 2H16 1H17 1H17 2H17 2H17 2H16 2H16 1H17 1H17 2H17 2H17 2H16 2H16 1H17 1H17 2H17 2H17 2H16 2H16 1H17 1H17 2H17 2H17 2H16 2H16 1H17 1H17 2H17 2H17 Markets income by activity ($m) 748 Lower fixed income and FX risk management income 101927 CustomerMarket risk relatedDVA1Total Lower fixed income and FX sales 546 535 247 89 72 Total Group market risk-related income ($m) 523 101927 Market risk1 349 230 250 257247 13189 72 Wealth management income ($m) Fund flows partly offset byCustomer refundsHastings 585 382 365 371 12882 FUM/FUAOtherNZ & WIBTotal investment infees boutique funds 201 206 Insurance income ($m) 339 Cyclone DebbieHigher premiums305 and lower claims 97828680 LifeGeneralLMI & NZTotal 126 136 143116 264 42

Expenses increased up 2% from investments and regulatory and compliance costs Expenses 60 4,501 16 35,096 59.9 50.0 50.5 42.3 1 Comparatives have been restated for the accounting change to the Westpac New Zealand credit card rewards. 2 Company data, Credit Suisse. Expense to income ratio average for Peer 1, 2 and 3 based on their FY17 results, all others based on FY16. European average excludes Deutsche Bank. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack European average US regional average Canadian average Korean average Hong Kong average Peer 1 Singapore average Peer 2 Peer 3 WBC Divisional expense to income ratio (%) 2H161H172H17 52.6 45.044.044.4 40.3 40.2 40.1 38.6 41.4 35.5 35.6 35.0 CBBBBTFGWIBNZ1 Global peer comparison of expense to income ratios2 (%) 62.962.360.5Full Year ratios 51.046.145.9 42.742.742.2 Expense movements ($m) 143(144)54504,604 Up 2% 1H17 1OngoingProductivityInvestment Regulatory/2H17 expensescompliance FTE run versus change (#) 35,580(296)635,290(210) 2H16RunChange1H17RunChange2H17 Run: ongoing operations Change: project based

Investment spend focused on growth and productivity Expenses 61 700 580 676 spend 37% 41% 36% expensed 2.8yrs 2.9yrs 2.9yrs period and amortisation2 ($bn) 1 Investment spend capitalised also includes technology hardware equipment. 2 Data based on FY17 results, excludes write-offs. Amortisation expense is based on amortisation expense excluding any impairment expense. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Average amortisation period2 (years) 6.2 4.8 2.9 3.9 Peer 1Peer 2Peer 3WBC Capitalised software balance 2.71 1.861.93 1.92 0.38 0.62 0.39 0.57 Peer 1Peer 2Peer 3WBC Total investment spend mix (% of total) Growth & productivityRegulatory change Other technology 14 11 11 27 24 23 65 63 62 2H161H172H17 Investment spend ($m) 2H161H172H17 Expensed261236243 Capitalised1439344433 Total investment Investment spend Software amortisation294303312 Average amortisation Investment spend capitalised1 ($m) 2H161H172H17 Capitalised software Opening balance1,6511,7811,814 Additions428344424 Amortisation(294)(303)(312) Write-offs, impairments and(4)(8)(10) foreign exchange translation Closing balance1,7811,8141,916 Other deferred expenses Deferred acquisition costs1019186 Other deferred expenses455628

Expenses | 62

Productivity track record: $2.1bn in savings since 2009

Efficiency initiatives

- Business model changes across divisions
- Head office consolidation and migration to flexible workspaces
- Migration to digital, supporting the net reduction of 59 branches
- Improved e-Statement functionality in Consumer Bank has supported an increase in the number of accounts registered for e-Statements to 7.2 million
- 67% of customers in New Zealand registered for e-Statements
- Fast tracked application to funds from 10 days to same day with electronic delivery and acceptance of St.George mortgage top–up documents
- Improved time to cash for unsecured personal loans from 8.5 days, with 45% of customers experiencing same-day settlement
- Roll out of the new digital cheque imaging technology, across all branches in Australia, scanning over 45,000 items daily. Digital cheque imaging reduces courier costs and results in faster and more efficient processing
- Introduced two-way SMS capability that enables St.George customers to request an instant status update for their credit card or personal loan application and confirm any missing information required to assess their application

$2.1bn saved from efficiency programs since FY09 ($m)


FY09 - FY17 annual productivity savings
143
212
289
238
225
219
239
263
1,828
262
2,090
FY09
FY10
FY11
FY12
FY13
FY14
FY15
FY16
FY09-FY16 cumulative
FY17
Cumulative

Metrics

	Sep-15	Sep-16	Sep-17
Number of branches[1]	1,429	1,310	**1,251**
Australian SmartATMs as a % of total ATM network	34%	41%	**44%**
Business Connect/Connect Now video conferencing[2]	86%	90%	**94%**
Consumer Bank and Business Bank active digital customers[3] (# m)	4.0	4.2	**4.5**
Retail and business banking and wealth complaint reduction[4]	28%	31%	**18%**
Number of IT applications closed[3]	119	151	**186**

1 Total branches in Australia, New Zealand and Westpac Pacific. 2 Represents % of Australian branches with Business Connect/Connect Now. 3 Cumulative numbers. 4 Percentage change is based on prior corresponding period.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Lower 2H17 impairment charge reflects improving asset quality Asset Quality 63 525 484 471 443 418 364 256 246 (48) (86) (110) 1 Pre-2008 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Impairment charges and stressed exposures1 (bps) 120500 100400 80 300 60 200 40 20100 00 200720082009201020112012201320141H152H151H162H161H172H17 Impairment charge to average loans annualised (lhs) Stressed exposures to TCE (rhs) 105bps 11bps Impairment charges ($m) Individually assessedCollectively assessed New IAPsWrite-backs & recoveriesWrite-offs directOther movements in CAPTotal Lower due to absence ofHigher due to unsecuredReflects improved large single namesconsumer hardship write-offsasset quality667 457493 360 (174) (173) (228) (228)(183) 1H16 2H16 1H17 2H171H16 2H16 1H17 2H171H16 2H16 1H17 2H171H16 2H16 1H17 2H171H16 2H16 1H17 2H17

200 years proudly supporting Australia Asset Quality

High quality portfolio with bias to secured consumer lending Asset quality 65 1 Derivative financial instruments (3%) 1 2 17 68 81 Institutional Other consumer 10 11 4 1 Risk grade equivalent. 2 Exposure by booking office. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Exposure by risk grade as at 30 September 2017 ($m) Standard and Poor’s Risk Grade1AustraliaNZ / PacificAsiaAmericasEuropeGroup% of Total AAA to AA-95,1089,3418117,837575113,67211% A+ to A-31,9185,4196,1984,8642,81551,2145% BBB+ to BBB-59,18910,3678,0252,1331,58281,2968% BB+ to BB73,36810,7871,63832152686,6409% BB-to B+59,4169,3979678568,9927% <B+5,0732,79828-187,9171% Secured consumer493,32251,949447--545,71854% Unsecured consumer45,1755,258---50,4335% Total committed exposures (TCE)862,569105,31617,24315,2335,5211,005,882 Exposure by region2 (%)86%10%2%2%<1%100% Asset composition as at 30 September 2017 (%) Loans (81%)Total assets ($852bn)Total loans ($685bn) Trading securities, financial assets at fair value and available-for-sale securities (10%) 1 Cash and balances with central banks (2%)1Housing Life insurance assets (1%)Business Goodwill (1%) Receivables due from other financial institutions (1%) Other assets (1%)

A well diversified loan portfolio Asset quality 66 Exposure at default1 by sector ($bn) Finance & insurance 2 1.9 represents less than 0.2% of TCE Property 3 Government admin. & defence 1.1 1.0 Wholesale & retail trade Manufacturing Services Property services & business services Transport & storage Agriculture, forestry & fishing Utilities Construction 4 Accommodation, cafes & restaurants Mining Other 0 20 40 60 80 100 1 Exposure at default is an estimate of the committed exposure expected to be drawn by a customer at the time of default. Excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 NBFI is non-bank financial institutions. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack S&P rating or equivalent Top 10 exposures to corporations & NBFIs5 at 30 September 2017 ($m) BBB-A BBB BBB A A-BBB+ BBB+ BBB+ A+ 03006009001,2001,5001,8002,100 Sep-17 Mar-17 Sep-16 Top 10 exposures to corporations and NBFIs5 as a % of TCE (%) Largest corporation/NBFI single name exposure 1.11.21.11.2 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 1.41.31.3

Well provisioned, asset quality improved Asset quality 67 Collectively assessed provisions 49 48 46 46 45 43 41 Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Impaired asset provisions to impaired assets (%) FY161H17FY17 52 36353638 WestpacPeer 1Peer 2Peer 3 Total provisions ($m) Economic overlay Individually assessed provisions 5,061 mainly due to work out of 4,241 3,332 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Mar-17 Sep-17 453 Lower total provisions 4,414exposures in WIB 2,986 346 363 3,949 2,607 3,513 389 3,4813,602 2,408 2,196 389 378 3,119 389 388 2,344 2,348 323 2,225 2,275 2,316 1,622 1,461 1,470 1,364 869 867 787 669 480 Provisions Sep-16Mar-17Sep-17 Total provisions to gross loans (bps)545245 Impaired asset provisions to impaired assets (%)495246 Collectively assessed provisions to credit RWA (bps)767776 Economic overlay ($m)389378323

Stressed exposures lower Asset quality 68 1,194 Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 2H10 Sep-16 1H11 Impaired 2H11 90+ dpd not impaired 1H12 2H12 Substandard 1H13 Watchlist 2H13 1H14 Mar-17 2H14 Impaired 1H15 90+ dpd not impaired 2H15 1H16 Substandard 2H16 Watchlist 1H17 Sep-17 2H17 New and increased gross impaired assets ($m) 1,748 1,343 1,060997 9581,078 477440 1,519 589 708 609 607 633 Stressed exposures as a % of TCE Watchlist & substandard 90+ day past due (dpd) and not impaired 3.20Impaired improved outlook for some 2.07 2.48Lower stress reflects 1.45 refinance and work-out of 2.17institutional facilities and an 1.24 NZ dairy exposures 1.60 0.85 1.241.20 0.71 0.99 0.65 1.05 0.46 0.41 0.56 0.54 0.35 0.31 0.67 0.62 0.58 0.26 0.33 0.34 0.25 0.44 0.27 0.22 0.20 0.15 Movement in stressed exposure categories (bps to TCE) 120(2)2(2)(4) 114(5)(1)0(3) Mainly due to work-out of WIB exposures 105

Provision cover by portfolio category Asset quality 69 Provisioning to TCE (%) Mar-16 Sep-16 Mar-17 Sep-17 Fully performing portfolio •Small cover as low probability of default (PD) •Includes economic overlay 0.22 0.22 0.21 0.20 portfolio Watchlist & substandard •Still performing but higher cover reflects elevated PD 4.89 4.51 4.52 4.76 90+ day past due and not impaired •In default but strong security 4.99 4.57 5.04 5.08 due and not Impaired assets •In default. High provision cover reflects expected recovery 47.65 49.44 52.07 46.30 Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Impaired asset provisions Collective provisions Exposures as a % of TCE Fully performing Watchlist & substandard 90+ day past impaired Impaired Mar-16Sep-16Mar-17Sep-17 0.26 0.22 0.20 0.15 0.34 0.35 0.33 0.28 0.56 0.49 0.59 0.65 98.95 98.97 98.86 98.80

Stressed exposures lower across industries Asset quality 70 1 Includes Finance & insurance, Utilities, Government admin. & defence. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Agriculture, forestry & fishing Wholesale & retail trade Property Transport & storage Manufacturing Services Property services & business services Construction Accommodation, cafes & restaurants Other 1 Mining Corporate and business portfolio stressed exposures by industry ($bn) 2.5 2.0 1.5 1.0 0.5 0.0 Sep-16Mar-17Sep-17 Includes New Zealand dairy 2 larger names in watchlist

Areas of interest: Commercial property

Asset quality | 71

Commercial property portfolio

	Mar-17	Sep-17
Total committed exposures (TCE)	$65.5bn	**$65.2bn**
Lending	$49.7bn	**$49.6bn**
Commercial property as a % of Group TCE	6.65	**6.48**
Median risk grade	BB equivalent	**BB equivalent**
% of portfolio graded as stressed[1,2]	1.39	**1.27**
% of portfolio in impaired[2]	0.46	**0.38**

Commercial property exposures % of TCE and % in stress


Commercial property as % of TCE (lhs)
Commercial property % in stress (rhs)
10
8
6
4
2
0
20
15
10
5
0
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12
1H13
2H13
1H14
2H14
1H15
2H15
1H16
2H16
1H17
2H17

Commercial property portfolio composition (%)


Region (%)
16
11
9
6
5
9
44
NSW & ACT
Vic
Qld
SA & NT
WA
NZ & Pacific
Institutional (diversified)


Borrower type (%)
16
44
11
29
Exposures <$10m
Developers >$10m
Investors >$10m
Diversified Property Groups and Property Trusts >$10m


Sector (%)
9
43
27
21
Commercial offices & diversified groups
Residential
Retail
Industrial

1 Includes impaired exposures. 2 Percentage of commercial property portfolio TCE.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Areas of interest: Inner city apartments

Asset quality | 72

Commercial property portfolio TCE ($bn)

	Sep-16	Mar-17	Sep-17	TCE %[1]	
Residential apartment development >$20m	5.1	4.1	**4.2**	6.4%	• Progressively tightened risk appetite in areas of higher concern since 2012 • Actively monitoring settlements for >$20m residential development book • While settlements have been slightly slower, Westpac's debt has been repaid in full given low LVRs
Residential apartment development >$20m in major markets, shown below	3.2	2.8	**2.7**	4.1%	
Sydney major markets	1.2	1.3	**1.5**	2.3%	• 2H17 new lending LVR 42%
Inner Melbourne	1.4	1.0	**0.7**	1.1%	• 2H17 new lending LVR 44%
Inner Brisbane	0.4	0.2	**0.4**	0.6%	• Exposure low, new lending at 47% LVR
Perth metro	0.2	0.2	**0.0**	0.0%	• Exposure low and falling
Adelaide CBD	0.1	0.1	**0.1**	0.2%	• One project

Residential apartment development >$20m weighted average LVR (%)


Expected Completion Year
53.9
50.5
48.3
45.0
2017
2018
2019
2020
Average portfolio LVR 50%
No major developments yet for completion in 2021

Consumer mortgages

Consumer mortgages where security is within an inner city residential apartment development	Mar-17	Sep-17
Total consumer mortgage loans for inner city apartments	$13.5bn	**$14.1bn**
Average LVR at origination	71%	**70%**
Average dynamic LVR	53%	**53%**
Dynamic LVR >90%	2.0%	**1.94%**
90+ day delinquencies	37bps	**36bps**

1 Percentage of commercial property TCE.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Asset quality areas of interest Asset quality 73 17 n n 55 02 34 1 6 14 1 Includes impaired exposures. 2 Percentage of portfolio TCE. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack NZ dairy portfolio (TCE) by security (%) 23 76 Fully secured Partially secured Unsecured Mining portfolio (TCE) by sector (%) 8 13 39 20 Oil and gasIron ore Other metal oreCoal Mining servicesOther Retail portfolio (TCE) by sector (%) 26 41 33 Food Retailing Motor Vehicle Retailing and Services Personal and Household Good Retailing New Zealand dairy portfolio Mar-17Sep-Total committed exposure (TCE)NZ$5.9bn NZ$6.0b LendingNZ$5.6bn NZ$5.8b % of Group TCE0.550. % of portfolio graded as stressed1,221.7017. % of portfolio in impaired20.340. Mining (inc. oil and gas) portfolio Mar-17Sep-17 Total committed exposures (TCE)$10.4bn$9.7bn Lending$6.0bn$5.1bn % of Group TCE1.050.96 % of portfolio graded as stressed1,22.902.33 % of portfolio in impaired21.150.44 Retail trade portfolio Mar-17Sep-17 Total committed exposures (TCE)$15.3bn$15.4bn Lending$11.3bn$11.5bn % of Group TCE1.551.53 % of portfolio graded as stressed1,22.513.02 % of portfolio in impaired20.400.31

Changes in the treatment of hardship now flowing through other consumer delinquencies

Asset quality | 74

APRA is standardising the industry treatment of delinquency classification of facilities in hardship

Hardship allows eligible customers to reduce or defer repayments in the short term to manage through a period of financial difficulty (e.g. unemployment, injury, natural disasters). Solutions are tailored to customer circumstances and may include extending the loan or restructuring.

Prior Westpac approach

- When a mortgage account entered hardship its delinquency status (30, 60, or 90 days etc.) was frozen until after hardship arrangements ended or the facility returned to performing (or not)
- When an unsecured account entered hardship its delinquency status was treated as performing whilst under the hardship arrangement

Current Westpac approach

- An account in hardship continues to migrate through delinquency buckets
- Accounts reported as delinquent[1] until repayments maintained for 6 months ('serviceability period')[2]
- Average hardship period granted is 3-4 months
- Hardship plus serviceability period averages 10 months
- Changes have no impact on Westpac's risk profile

Industry comparability

- Westpac changed hardship treatment following guidance from APRA. Implemented change for mortgage portfolio; changes for NZ and consumer unsecured currently underway
- Treatment across banks and non-banks, including serviceability period applied is not yet aligned. This makes comparability of absolute 90+ day delinquencies across the industry more difficult

Impact on mortgages - completed

- Implemented in 1H16 and has now fully flowed through
- Increased mortgage 90+ day delinquencies by 18bps, with 4bps attributed to hardship facilities for Cyclone Debbie.



Australian mortgage delinquencies (bps)
Accounts in serviceability period
Accounts in hardship increase
90+ day delinquencies excl. hardship changes
0.7
0.6
0.5
0.4
0.3
0.2
0.45
0.51
0.03
0.01
0.53
0.12
0.01
0.54
0.12
0.01
0.49
0.02
0.16
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17

Impact on unsecured consumer lending

- Implemented for credit cards, personal loans and auto in 2H16 and 1H17
- Impact on 90+ day delinquencies in FY17 was 56bps.
- Is resulting in higher write-offs[1] and higher recoveries[2]
- The change has yet to flow through to risk weighted assets



Australian unsecured consumer delinquencies (bps)
Accounts in serviceability period
Accounts in hardship increase
90+ day delinquencies excl. hardship changes
2.0
1.5
1.0
0.5
1.11
1.49
1.16
0.01
1.35
0.16
0.12
1.10
0.19
0.37
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17

1 For consumer unsecured portfolios when an account reaches 180 days past due, in line with portfolio practices, it is written off. 2 For consumer unsecured portfolios any payments received after write-off and until the serviceability period has expired and if the account returns to performing are recorded as recoveries.

200

Australian consumer unsecured lending, 3% of Group loans Asset quality 75 3.00 • • APRA hardship policy adopted across Australian unsecured portfolios in FY17 September 2017 unsecured consumer delinquencies, excluding hardship reporting changes are 6bps lower than September 2016 3.00 8 8 7 Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Australian unsecured portfolio ($bn) Sep-16Mar-17Sep-17 23 23 22 10 10 10 555 Credit cardsPersonal Auto loansTotal loans(consumer)consumer unsecured 90+ day delinquencies (%) Personal loansAuto loans Personal loansAuto loans ex-hardshipex-hardship 2.00 1.00 - 90+ day delinquencies (%) Total unsecuredCredit cards consumer lending Total ex-hardshipCredit cards 3.00ex-hardship 2.00 1.00 - 90+ day delinquencies (%) - By State NSW/ACTVIC/TASQLDWASA/NT 2.00 1.00 - Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17Sep-17 Australian consumer unsecured lending portfolio Sep-16Mar-17Sep-17 30+ day delinquencies (%)2.953.993.60 90+ day delinquencies (%)1.171.631.66 Estimated impact of changes to hardship treatment for 90+ day delinquencies (bps)1bp28bps56ps

Australian mortgage portfolio continues to perform well, higher stress in regions impacted by mining slowdown Asset quality 76 Australian mortgage delinquencies and properties in possession (PIPs) Australian mortgage portfolio delinquencies Sep-16 Mar-17 Sep-17 90+ day past due total 90+ day past due investor 30+ day delinquencies (bps) 130 139 130 3.0 90+ day delinquencies (bps) (includes impaired mortgages) 66 67 67 2.0 Estimated cumulative impact of changes to hardship treatment (bps) 13 13 18 1.0 Consumer PIPs 262 382 437 Increase in both 1H17 and 2H17 mainly due to rise in WA and Qld reflecting weaker economic conditions in those states 0.0 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 45 41 9 7 7 6 6 1 Source ABA Cannex August 2017. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Housing lending portfolio by State (%) Australian banking system1 Westpac Group portfolio FY17 Westpac Group drawdowns 28 26 27 36 18 17 16 12 NSW & ACTVIC & TASQLDWASA & NT Australian mortgages 90+ day delinquencies by state (%) 3.0 2.0 1.0 0.0 Mar-14Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17Sep-17 NSW/ACTVIC/TASQLD WASA/NTALL Introduced new hardship treatment 30+ day past due totalLoss rates Introduced new hardship treatment

Australian mortgage portfolio well collateralised Asset quality 77 Sep-16 balance Mar-17 balance Sep-17 balance 2H17 flow1 Australian mortgage portfolio Australian housing loan-to-value ratios (LVRs) (%) 100 Total portfolio ($bn) 404.2 413.9 427.2 40.3 FY17 drawdowns LVR at origination Owner occupied (%) 55.0 55.3 55.5 52.5 Portfolio LVR at origination Investment property loans (%) 39.3 39.5 39.8 46.8 Portfolio dynamic LVR Portfolio loan/line of credit (%) 5.7 5.3 4.8 0.7 Variable rate / Fixed rate (%) 83 / 17 82 / 18 79 / 21 64 / 36 51.0 50.1 45.5 34.2 Interest only (%) 2.4 2.2 2.0 0.4 Low doc (%) 57.9 57.7 57.3 54.1 Proprietary channel (%) 18 17 8.6 8.4 8.1 6.5 First home buyer (%) 14 13 18.4 18.1 17.5 14.1 Mortgage insured (%) 2 2 1 Sep-16 Mar-17 Sep-17 0 Average loan size2 ($’000’s) 254 259 264 Customers ahead on repayments including offset account balances3,5 (%) 72 71 70 Actual mortgage losses net of insurance4 ($m) 31 36 48 Actual mortgage loss rate annualised (bps) 2 2 2 1 Flow is all new mortgages settled during the 6 month period ended 30 September 2017 and includes RAMS. 2 Includes amortisation. 3 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 4 Mortgage insurance claims 2H17 $9m (1H17 $3m, 2H16 $7m). 5 Excludes RAMS. 6 LVR calculated as simple average by balances. 7 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 8 Average LVR of new loans is on rolling 6 month window. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack 5 90 80 70 60 50 40 30 20 10 61 50 48 15 12 11 16 56 54 0<=6060<=7070<=8080<=9090<=9595+ Sep-16Mar-17Sep-17 Australian mortgage portfolio LVRsbalancebalancebalance Average LVR at origination5,6 (%)707070 Average dynamic LVR5,6,7 (%)434242 Average LVR of new loans5,6,8 (%)706867

Interest only now 46% of mortgage portfolio

Asset quality | 78

Flow of interest only[1] (% of total limits)

New interest only flows now <30%



Applications
Settlements
46
49
45
50
35
43
23
26
1Q17
2Q17
3Q17
4Q17

Switching from I/O to P&I[2] ($m)

Customers switching to P&I



Reached end of I/O period
Customer initiated
2,368
2,554
2,604
2,592
4,261
3,004
7,913
3,447
1Q17
2Q17
3Q17
4Q17

Mortgage lending growth (%)

Investor lending[3] growth remaining <10%



Investor (APRA Extended definition)
Owner occupied
9.8%
4.4%
5.9%
5.4%
Oct-16
Nov-16
Dec-16
Jan-17
Feb-17
Mar-17
Apr-17
May-17
Jun-17
Jul-17
Aug-17
Sep-17

Key changes to interest only mortgage settings

- Pricing – differential pricing for investor property lending, interest only and SMSF lending
- 80% maximum LVR for all new interest only loans (includes limit increases, interest only term extension and switches) with limited exceptions
- No switch fee for customers switching to P&I from interest only since June 2017
- No longer accepting external refinances (from other financial institutions) for owner-occupied interest only

Current variable mortgage interest rate[4] (%)



Owner occupied
Investor
4.44
5.03
4.99
5.50
P&I
I/O
P&I
I/O

Interest only flow definition

- The 30% interest only cap incorporates all new interest only loans including bridging facilities, construction loans and limit increases on existing loans
- The interest only cap excludes flows from switching between repayment types, such as interest only to P&I or from P&I to interest only and also excludes term extensions of interest only terms within product maximums[5]
- Any request to extend term beyond the product maximum is considered a new loan, and hence is included in the cap

1 Flow is based on APRA definition. 2 I/O is interest only mortgage lending. P&I is principal and interest mortgage lending. 3 Investor is as per APRA extended definition used for reporting against the 10% cap. 4 Interest rates as at 20 September 2017 for Westpac Rocket Repay Home Loan inclusive of Premier Advantage Package discount assuming loan amount $250,000 - $499,999. 5 Product maximum term for Interest only is 5 years for owner occupied and 10 years for investor loans.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Asset quality | 79

Performance of interest only mortgages remains sound

Interest only lending

- Interest only (I/O) loans assessed on a principal and interest basis, from 2015 over the residual amortising term. I/O loans are full recourse
- Serviceability assessments include an interest rate buffer (at least 2.25%), minimum assessment rate (7.25%) and a requirement to be in surplus[1]

I/O portfolio statistics as at 30 September 2017

- 67% average LVR of interest only loans at origination[2,3]
- 65% of customers ahead of repayments (including offset accounts)[2,4]
- Offset account balances attached to interest only loans represent 62% of offset account balances

I/O portfolio performance as at 30 September 2017

- 90+ day delinquencies 52bps (compared to portfolio of 67bps)
- Annualised loss rate 2bp (net of insurance claims)

Interest only lending by dynamic LVR[2,5] and income band (%)


Applicant gross income bands
<$100k
$100k - $250k
>$250k
59
14
31
15
33
7
18
8
8
2
5
2
<=60%
60%<=80%
>80%
Dynamic LVR bands (%)

Chart may not add due to rounding

Westpac Australian offset account balances[2] ($bn)


Offset account balances attached to P&I mortgages
Offset account balances attached to I/O mortgages
13
15
16
18
21
24
27
31
33
35
36
38
Mar-12
Sep-12
Mar-13
Sep-13
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17

1 A surplus requirement measures the extent to which a borrower's income exceeds loan repayments, expenses and other commitments, as assessed. 2 Excludes RAMS. 3 LVR calculated as simple average by balances. 4 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 5 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Investor property lending (IPL) portfolio: sound underwriting Asset quality 80 Investment property lending portfolio Sep-16 Mar-17 Sep-17 Average LVR of IPL loans at origination1,2 (%) 72 72 72 Average LVR of new IPL loans in the period1,2,3 (%) 66 65 66 Average dynamic LVR1,2,4 of IPL loans (%) 48 47 47 Average loan size5 ($’000) 305 309 313 Customers ahead on repayments including offset accounts1,6 (%) 62 61 59 90+ day delinquencies (bps) 48 47 49 Annualised loss rate (net of insurance claims) (bps) 2 2 3 1 Excludes RAMS. 2 LVR calculated as simple average by balances. 3 Average LVR of new loans is on rolling 6 month window. 4 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 5 Includes amortisation. 6 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack <=50 50<=75 75<=100 100<=125 125<=150 150<=200 200<=500 500<=1m 1m+ Investment property portfolio by number of properties per customer (%) 1 11 7 22 3 264 625 6+ Applicants by gross income band (%) 30Owner occupiedIPL 25 20 15 10 5 0 LVR at origination1 (%) 50Owner occupiedIPL 40 30 20 10 0 0<=60 60<=70 70<=75 75<=80 80<=85 85<=90 90<=95 95<=9797+

Mortgage serviceability assessment settings Asset quality 81 Income contractor applicants rental income/bonuses/dividends size, income level and geography) Bureau amortising term Interest only 27 29 30 24 23 23 24 25 Behind On Time < 1 Month < 1 Year < 2 Years > 2 Years 1 HEM is the Household Expenditure Measure, produced by the University of Melbourne. 2 SVR is the Standard Variable Rate for owner-occupied Westpac Rocket Repay Home Loan inclusive of Premier Advantage Package discount. 3 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Australian home loan customers ahead on repayments3 (%) Sep-16Mar-17Sep-17 26 20 15 10 5 0 25 25 1 1 1 17 17 18 7 7 6 Westpac’s key serviceability requirements and controls •Income and employment is verified •Separate guidelines in place to assess self employed and •Discounts of 20% apply to less certain income sources such as Expenses•Higher of declared expenses or HEM1 (HEM varies by family Other loans•Verified using payments data, bank statements and/or Credit •New loans assessed at principal & interest over the residual loans•Max LVR 80% (with limited exceptions) and max interest only term 5 years (owner occupied) / 10 years (investment) Interest rate•Higher of customer rate plus 2.25% or the minimum assessment buffer(‘floor’) rate of 7.25% applied •Conservative bank valuation methodologies Security•Maximum LVR limits •Minimum property size and location restrictions apply •LVR restrictions apply to single-industry towns, high-density apartments in defined areas Restrictions•LVR restrictions to Australian and NZ citizens and permanent visa holders using foreign income •Loans to non-residents not offered since April 2016 (limited exceptions) Mortgage interest rate buffers (%) 2 Westpac owner occupied SVR inc package discount 9Westpac minimum assessment ('floor') rate 5 7 54.44 3 Mar-14Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17Sep-17 7.2

Australian mortgage deep dive Asset quality 82 LVR2 and income (%) 1 5.24 6.89 – 5.70 7.86 (excl. discounts) 1 Portfolio comprised of residential mortgages, excluding RAMS, and business mortgages originated via a separate platform such as construction loans and loans to SMSFs. 2 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 3 Based on a specific Rocket Repay rate offered during the period. Westpac Rocket Repay Home Loan exclusive of discounts assuming loan amount $250,000 - $499,999. 4 Source, Westpac Economics, CoreLogic. All dwellings Australia - average 8 major capital cities. Prices to Sept 17. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Australian mortgage lending1 by origination date, dynamic Gross income2015+ bands >$250k $100k - $250k <$100k4643 2011-14<2011 78 69 7 24 3 12 16 33 36 11 2 8 10 38 25 22 7 1 2 13 21 6 2 7 1 13 11 6 3 8 7 Dynamic LVR bands (%)>8060-80<=60>8060-80<=60>8060<=80<=60 % of portfolio413326 Westpac SVR3 (%) Westpac interest rate buffer (%)2.251.801.80 Westpac interest rate floor (%)7.256.806.80 House price changes4 0 – 23%40% – 23%At least 40% 4

Asset Quality | 83

Lenders mortgage insurance arrangements

Lenders mortgage insurance

- Where mortgage insurance is required, mortgages are insured through Westpac's captive mortgage insurer, Westpac Lenders Mortgage Insurance[1] (WLMI), and reinsured through external LMI providers, based on risk profile
- WLMI is well capitalised (separate from bank capital) and subject to APRA regulation. WLMI targets a capitalisation ratio of 1.2x PCR[2] and has consistently been above this target
- Scenarios indicate sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $117m net of re-insurance recoveries (1H17: $130m)

Australian mortgage portfolio (%)


83
7
10
Not insured
Insured by third parties[3]
Insured by WLMI

Lenders mortgage insurance arrangements

LVR Band	Insurance
• LVR ≤80% • Low doc LVR ≤60%	Not required
• LVR >80% to ≤ 90% • Low doc LVR >60% to ≤ 80%	• Where insurance required, insured through captive insurer, WLMI • LMI not required for certain borrower groups • Reinsurance arrangements: – 40% risk retained by WLMI – 60% risk transferred through quota share arrangements with Arch Reinsurance Limited, Tokio Millennium Re, Endurance Re, Everest Re, Trans Re and AWAC
• LVR >90%	• 100% reinsurance through Arch Reinsurance Limited – Reinsurance arrangements see loans with LVR >90% insured through WLMI with 100% of risk subsequently transferred to Arch Reinsurance Limited

Insurance statistics

	2H16	1H17	2H17
Insurance claims ($m)	7	3	**9**
WLMI loss ratio[4] (%)	17	7	**27**
WLMI gross written premiums[5] ($m)	154	141	**109**

1 From 18 May 2015 WLMI underwrites all mortgage insurance, where required, on Westpac originated Mortgages. The in-force portfolio of loans includes mortgage insurance provided by external providers. 2 Prudential Capital Requirement (PCR) calculated in accordance with APRA standards. 3 Insured coverage is net of quota share. 4 Loss ratio is claims over the total earned premium plus reinsurance plus exchange commission. 5 LMI gross written premium includes loans >90% LVR reinsured with Arch Reinsurance Limited. 2H17 gross written premium includes $73m from the arrangement (1H17: $107m, 2H16: $125m).

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Mortgage portfolio stress testing outcomes

Asset quality | 84

- Westpac regularly conducts a range of portfolio stress tests as part of its regulatory and risk management activities
- The Australian mortgage portfolio stress testing scenario presented represents a severe recession and assumes that significant reductions in consumer spending and business investment lead to six consecutive quarters of negative GDP growth. This results in a material increase in unemployment and nationwide falls in property and other asset prices
- Estimated Australian housing portfolio losses under these stressed conditions are manageable and within the Group's risk appetite and capital base
  - Cumulative total losses of $2.9bn over three years for the uninsured portfolio (FY16: $2.9bn)
  - Cumulative claims on LMI, both WLMI and external insurers, of $762m over the three years (FY16: $856m)
  - Cumulative loss rates are unchanged (69bps compared to 69bps at FY16)
  - WLMI separately conducts stress testing to test the sufficiency of its capital position to cover mortgage claims arising from a stressed mortgage environment
- Capital targets incorporate buffers at the Westpac Group level that also consider the combined impact on the mortgage portfolio and WLMI of severe stress scenarios

Australian mortgage portfolio stress testing as at 30 September 2017

		Stressed scenario		
Key assumptions	**Current**	**Year 1**	**Year 2**	**Year 3**
Portfolio size ($bn)	426	411	403	400
Unemployment rate (%)	5.6	11.8	10.8	9.5
Interest rates (cash rate, %)	1.50	0.50	0.50	0.50
House prices (% change cumulative)	-	(13.0)	(22.4)	(26.2)
Annual GDP growth (%)	1.8	(4.8)	(1.1)	0.8
Stressed loss outcomes (net of LMI recoveries)[1]				
$ million	85	1,033	1,622	527
Basis points[2]	2	22	35	12

1 Assumes 30% of LMI claims will be rejected in a stressed scenario. 2 Stressed loss rates are calculated as a percentage of mortgage exposure at default.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

200 years proudly supporting Australia Capital, Funding and Liquidity

Capital, Funding and Liquidity | 86

Well positioned for "Unquestionably strong"

Highlights

10.6% CET1 capital ratio
- 108bps increase over the year
- 59bps increase from March 2017

Above APRA's unquestionably strong benchmark
- APRA's unquestionably strong industry benchmark is 10.5%
- Well placed to respond to final APRA requirements

Disciplined RWA management
- Total RWA flat over the half
- Credit risk RWA 1.0% lower over the half from disciplined RWA management and improvement in asset quality

Capital built
- 1.5% discount on 1H17 DRP
- Further sell down of BTIM
- Life insurance statutory fund consolidation

CET1 capital ratio (%) and CET1 capital ($bn) (APRA basis)


Westpac CET1 capital (lhs, $bn)
Westpac CET1 capital ratio (rhs, %)
$bn
%
Building for 1% DSIB[1]
Impact of APRA's changes to mortgage RWA[2]
APRA industry guidelines >10.5% unquestionably strong
55
50
45
40
35
30
25
20
15
12.0
10.0
8.0
6.0
4.0
2.0
0.0
8.3 9.0 8.4 8.8 9.0 9.5 10.2 10.5 10.1 9.5 9.3 10.0 10.0 10.6
27 30 29 30 32 34 37 38 37 39 38 40 41 43
Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17

1 Domestic systemically important bank. 2 APRA's revision to the calculation of RWA for Australian residential mortgages, which came into effect on 1 July 2016.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

CET1 ratio, top quartile globally

Capital, Funding and Liquidity | 87

Capital ratios

	Sep-16	Mar-17	Sep-17
CET1 capital ratio	9.5	10.0	**10.6**
Additional Tier 1 capital	1.7	1.7	**2.1**
Tier 1 capital ratio	11.2	11.7	**12.7**
Tier 2 capital	1.9	2.3	**2.1**
Total regulatory capital ratio	13.1	14.0	**14.8**
Risk weighted assets (RWA) ($bn)	410	404	**404**
Leverage ratio	5.2	5.3	**5.7**
Internationally comparable ratios[1]			
Leverage ratio (internationally comparable)	5.9	6.0	**6.3**
CET1 ratio (internationally comparable)	14.4	15.3	**16.2**

Key capital ratios (%)


APRA basis
Internationally comparable[1] basis
BIS 75th percentile[2]
10.6
12.7
14.8
16.2
18.6
21.1
CET1
Tier 1
Total regulatory capital
CET1
Tier 1
Total regulatory capital

- Internationally comparable ratios exclude Basel III transitional instruments, which are included in the APRA capital ratios on a transitional basis
- Westpac is seeking to replace Basel III transitional instruments with Basel III fully compliant instruments. Should Westpac do this, pro forma internationally comparable:
  - Tier 1 capital ratio would be 19.0%[3] (up from 18.6%)
  - Total regulatory capital ratio would be 21.9%[3] (up from 21.1%)
  - CET1 capital ratio would be unchanged

1 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015. For more details on adjustments refer slide 91. 2 Group 1 banks BIS 75th percentile fully phased-in Basel III capital ratios from BIS monitoring report released 12 September 2017. 3 Includes transitional capital instruments eligible as Additional Tier 1 and Tier 2 capital under APRA Basel III rules.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Strong capital generation supported by disciplined loan growth

Capital, Funding and Liquidity | 88


CET1 capital ratio (% and bps)
1H17 DRP participation rate 35.6%
A reduction in credit risk has been offset by movements in non-credit risk
Capitalised expenses and other small equity investments
9.48
9.97
100
(50)
(4)
(7)
10
6
4
(2)
2
10.56
16.20
Organic +39bps
Other +20bps
Up 59 basis points
Sep-16 APRA
Mar-17 APRA
Cash earnings
Interim dividend (net of DRP)
Ordinary RWA growth
Other movements
Sell down of BTIM
Life insurance statutory fund consolidation
Regulatory modelling change
FX translation impact
Defined benefit impact
Sep-17 APRA
Sep-17 Int. Comp.1

1 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity | 89

Disciplined management and improved asset quality reduce RWA

Movement in risk weighted assets ($bn)


410.1
404.4
(3.4)
0.6
(0.4)
3.0
404.2
See below
Higher interest rate exposure
Spread risk on the liquids portfolio and repricing and yield curve risk
Down $0.2bn
Sep-16
Mar-17
Credit risk
Market risk
Operational risk
IRRBB
Sep-17

Movement in credit risk weighted assets ($bn)


358.8
352.7
3.9
(1.8)
(4.6)
(0.9)
349.3
Updates to credit models
Improved asset quality
Down $3.4bn or 1.0%
Sep-16
Mar-17
Business growth
Regulatory modelling changes
Credit quality and portfolio mix
Mark-to-market
Sep-17

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Well placed on internationally comparable CET1 and leverage ratios Capital, Funding and Liquidity 90 Peer group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided sufficient disclosure to estimate. Based on company reports/presentations. Ratios at 30 June 2017, except for Westpac, ANZ and NAB, which are at 30 Sep 2017, while Scotiabank, Bank of Montreal, Royal Bank of Canada and Toronto Dominion are at 31 July 2017. For CET1, assumes Basel III capital reforms fully implemented. Leverage ratio is on a transitional basis. Where accrued expected dividends have been deducted, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack ICBC Nordea China Construction Bank Norinchukin Bank Intesa Sanpaolo Westpac ANZ Bank of China CBA BBVA ING Bank of Communications HSBC Westpac RBS ANZ Rabobank Agricultural Bank of China BPCE HSBC NAB Standard Chartered Deutsche Bank NAB Standard Chartered Lloyds Norinchukin Bank Commerzbank China Merchants Bank Intesa Sanpaolo CBA Credit Suisse RBS Barclays Credit Suisse Citigroup Unicredit Unicredit Lloyds Credit Agricole SA Commerzbank JPMorgan Chase BPCE China Construction Bank ICBC Rabobank Sumitomo Mitsui Barclays China Merchants Bank Santander BNP Paribas Mitsubishi UFG Societe Generale Credit Agricole SA Mitsubishi UFG Sumitomo Mitsui Wells Fargo ING Mizuho FG Nordea Bank of America Scotiabank Scotiabank Natixis Royal Bank of Canada Bank of Montreal Bank of Montreal BBVA Societe Generale Toronto Dominion Bank BNP Paribas Bank of China Deutsche Bank Royal Bank of Canada Toronto Dominion Bank Santander Mizuho FG Bank of Communications Natixis Agricultural Bank of China Leverage ratio (%) 8% 6.33% 6% 4% 2% 0% Common equity Tier 1 ratio (%) 25% 20%16.20% 15% 10% 5% 0%

Internationally comparable capital ratio reconciliation

Capital, Funding and Liquidity | 91

APRA's Basel III capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. In July 2015, APRA published a study that compared the major banks' capital ratios against a set of international peers[1]. The following details the adjustments from this study and how Westpac's APRA Basel III CET1 capital ratio aligns to an internationally comparable ratio

		(%)
Westpac's CET1 capital ratio (APRA basis)		**10.6**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.5
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.3
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	0.4
Residential mortgages	Loss given default (LGD) of 15%, compared to the 20% LGD floor under APRA's requirements. APRA also applies a correlation factor for mortgages higher than the 15% factor prescribed in the Basel rules	1.8
Unsecured non-retail exposures	LGD of 45%, compared to the 60% or higher LGD under APRA's requirements	0.7
Non-retail undrawn commitments	Credit conversion factor of 75%, compared to 100% under APRA's requirements	0.5
Specialised lending	Use of internal-ratings based (IRB) probabilities of default (PD) and LGDs for income producing real estate and project finance exposures, reduced by application of a scaling factor of 1.06. APRA applies higher risk weights under a supervisory slotting approach, but does not require the application of the scaling factors	0.8
Currency conversion threshold	Increase in the A$ equivalent concessional threshold level for small business retail and small to medium enterprise corporate exposures	0.2
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.4
Internationally comparable CET1 capital ratio		**16.2**
Internationally comparable Tier 1 capital ratio		**18.6**
Internationally comparable total regulatory capital ratio		**21.1**

1 Methodology aligns with the APRA study titled "International capital comparison study", dated 13 July 2015.

200

Optimising returns by actively managing capital

Capital, Funding and Liquidity | 92

Ordinary equity (spot and includes reserves) ($bn)


58.1
0.3
0.9
59.3
1.1
0.9
61.3
Sep-16
DRP
Other
Mar-17
DRP
Other
Sep-17

Actively managing returns

- All divisions with a full year ROE > 13%
- Divisional capital allocation model to be refined in 2018 (post APRA clarification)
- $3.8bn of capital still to be allocated
- Group ROE is lower from higher levels of capital held; average equity up 5%, cash earnings up 3% over FY17
- Leverage ratio improved from the increased average ordinary equity (AOE)

Capital allocated to divisions (average, $bn)

Division	2H16	1H17	2H17
Total Group (including intangibles)	56.6	57.7	**59.4**
Consumer Bank and Business Bank	23.7	24.4	**23.7**
BTFG	3.3	3.4	**3.4**
WIB	9.6	9.4	**8.9**
Westpac NZ (A$)	4.4	4.6	**4.4**
Excess capital held in Group Businesses	1.7	1.8	**3.8**

Return on equity (%)

Division	FY16	FY17	2H17
Total Group	14.0	13.8	**13.6**
Consumer Bank and Business Bank	16.6	17.0	**17.6**
BTFG	15.6	14.0	**13.6**
WIB	10.6	13.4	**12.7**
Westpac NZ (A$)	17.2	18.3	**19.4**

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

New term issuance well diversified

Capital, Funding and Liquidity | 93

FY17 new term issuance composition[1] (%)


By type
18
5
4
8
66
Senior Unsecured
Covered Bonds
Securitisation
Hybrid
Subordinated Debt


By investor location[2]
30
9
1
12
19
28
Asia
Australia & NZ
Europe
North America
UK
Other


By currency
22
3
4
21
49
AUD
USD
EUR
GBP
Other


By tenor[3,4]
43
2
8
17
0.3
30
1 Year
2 Years
3 Years
4 Years
5 Years
>5 years

Charts may not add to 100 due to rounding.

Term debt issuance and maturity profile[1,3,5] ($bn)


Issuance
Maturities
Sub Debt
Senior/Securitisation
Hybrid
Covered Bond
33
22
33
31
42
37
27
27
26
26
20
21
FY12
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
>FY22

Australian covered bond issuance[6] ($bn)


Outstanding
Remaining capacity
(8% cap & over-collateralisation)
27
14
31
23
31
20
34
25
Peer 1
Peer 2
Peer 3
Westpac

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 370 days excluding US Commercial Paper and Yankee Certificates of Deposit. 2 Westpac public benchmark transactions only. 3 Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 4 Tenor excludes RMBS and ABS. 5 Perpetual sub-debt has been included in >FY22 maturity bucket. Maturities exclude securitisation amortisation. 6 Sources: Westpac, APRA Banking Statistics September 2017.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity | 94

Well positioned for NSFR on 1 January 2018

Liquidity coverage ratio ($bn and %)

	Sep-16	Mar-17	Sep-17
HQLA[1]	69.4	73.6	71.9
CLF[2]	58.6	49.1	49.1
Total LCR Liquid assets	**128.0**	**122.7**	**121.0**
Customer deposits	63.5	65.9	65.6
Wholesale funding	13.1	13.2	12.2
Other flows[3]	19.2	19.1	20.1
Total cash outflows	**95.8**	**98.2**	**98.0**
LCR[4]	**134%**	**125%**	**124%**

Liquidity coverage ratio (%)



Committed Liquidity Facility ($bn)
HQLA ($bn)
LCR (%)
127
134
125
124
58.6
58.6
49.1
49.1
66.2
69.4
73.6
71.9
Mar-16
Sep-16
Mar-17
Sep-17

Unencumbered liquid assets ($bn)



Self securitisation
Private securities[5] and deposits with other banks
Cash, government and semi-government bonds
144
139
138
56
21
68
47
16
75
48
18
72
111
Sep-16
Mar-17
Sep-17
Total short term wholesale debt[6] outstanding at 30 Sep 17

Net stable funding ratio (NSFR, $bn)



566
521
W'sale funding & other liabilities
Corporate & Institutional deposits
Retail & SME deposits
Capital
Liquids and other[8]
Other loans[9]
Residential mortgages ≤35%
Available Stable Funding
Required Stable Funding

	Mar-17	Sep-17
Estimated NSFR[7]	108%	109%

Total funding composition (%)



By residual maturity
16
20
4
10
5
1
44
7
8
4
11
8
1
61
6
8
4
11
8
1
62
Sep-08
Sep-16
Sep-17
Wholesale Onshore <1yr
Wholesale Offshore <1yr
Wholesale Onshore >1yr
Wholesale Offshore >1yr
Securitisation
Equity[10]
Customer deposits

New term issuance by tenor[11,12] (%)



4.7yrs
4.9yrs
5.4yrs
5.8yrs
WAM[11]
18
44
25
7
25
40
30
4
28
45
25
43
30
17
8
FY14
FY15
FY16
FY17
>5years
5 years
4 years
3 years
2 years
1 years

1 Includes HQLA as defined in APS 210, RBNZ eligible liquids, less RBA open repos funding end of day ESA balances with the RBA. 2 The RBA makes available to Australian Authorised Deposit-taking Institutions a committed liquidity facility (CLF) that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity. 3 Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 4 LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash outflows in a modelled 30 day defined stressed scenario. Calculated on a spot basis. 5 Private securities include Bank paper, RMBS, and Supra-nationals. 6 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 7 NSFR is estimated based on current APRA guidelines. NSFR will commence in Australia on 1 January 2018. 8 Other includes derivatives and other assets. 9 Other loans includes off balance sheet exposures and residential mortgages >35% risk weight. 10 Equity excludes FX translation, Available-for-Sale securities and Cash Flow Hedging Reserves. 11 Tenor excludes RMBS and ABS. 12 Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

200 years proudly supporting Australia Divisional results

Consumer Bank – growing the franchise

Consumer | 96

Cash earnings ($m)


AIEA up 3%, margin up 7bps, repricing of mortgages partly offset by some switching, customer preference for fixed rate home loans and the impact of the Bank Levy (3bps)
1,539
1,511
247
(46)
(79)
(7)
(33)
1,593
Lower cards fees and provision for customer refunds and payments
Investments, product development and regulatory and compliance cost increases partly offset by productivity
Up $82m or 5%
2H16
1H17
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H17

Key financial metrics

	2H16	1H17	2H17	Change on 1H17
Revenue ($m)	4,053	4,055	**4,256**	5%
Net interest margin (%)	2.34	2.28	**2.35**	7bps
Expense to income (%)	40.3	40.2	**40.1**	(4bps)
Customer deposit to loan ratio (%)	52.4	52.8	**52.9**	13bps
Stressed assets to TCE (%)	0.61	0.64	**0.62**	(2bps)

Key operating metrics

	2H16	1H17	2H17	Change on 1H17
Total customers (#m)	8.8	8.9	**9.1**	2%
Active digital customers (#m)	3.6	3.8	**4.0**	5%
Total branches (#)	1,085	1,059	**1,046**	(13)
Customer satisfaction[1] (%)	81.3	81.6	**81.9**	30bps
Net promoter score (NPS)[1] 6mma	4th	4th	**1st**	+4.9
Service quality – complaints (#'000)	13.1	11.8	**12.7**	8%

1 Refer slide 136 for metric definition and details of provider.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

A disciplined 2H17 performance Consumer 97 1,539 1,511 41.2 1 Following an update to the Group’s capital allocation framework, numbers prior to 1H17 have been restated to ensure comparability to 1H17 and 2H17. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Revenue per FTE1 ($’000’s) 417 1H152H151H162H161H172H17 393398396 360 324 Expense to income ratio1 (%) 43.1 41.8 40.340.240.1 1H152H151H162H161H172H17 Loans ($bn) & deposit to loan ratio (%) LoansCustomer deposit to loan ratio 51.752.452.152.452.852.9 362 352 345 334 321 311 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Core earnings1 ($m) 2,548 1H152H151H162H161H172H17 2,4202,426 2,335 2,201 2,029 Revenue1 ($m) 4,256 1H152H151H162H161H172H17 4,0534,055 3,972 3,779 3,564 Cash earnings1 ($m) 1,593 1,382 1H152H151H162H161H172H17 1,445 1,243

Consumer | 98

Improving the customer experience through digital and new products

SmartPlan

- Launched in May 2017, SmartPlan is a structured repayment plan that helps customers manage their credit card balance by breaking it down into a number of regular monthly instalments – all within their existing credit limit
- Supported with SMS alerts to assist customers to make their payments on time
- Over 3,700 SmartPlans have been established



Categorisation of spend

- Enables St.George customers to obtain insight into their spending patterns
- Automatically groups credit card, everyday[1] and savings account transactions into categories
- Monthly spend is categorised by category and sub-category



Banker in Pocket – all brands

- Enables customers to ring the contact centre directly from mobile app with no need to verify with security questions
- Saves ~60-90 seconds per call
- Before connecting to the contact centre, customers directed to a targeted self-serve option, with around 50% of customers taking up the self-serve option



Bump

- Bump Savings account introduced in April. Designed to encourage children (and their parents) to develop saving habits
- The account has no fees, a competitive base interest rate (1.5%) and the opportunity to earn a bonus interest rate (plus 0.8%)
- For eligible children[2], Westpac will deposit $200 into their account
- Since launch, around 33,000 accounts have been opened, with an average balance of $1,400. 25% are new to bank customers

Westpac Life

- Westpac Life is a new savings product designed to help customers save on a regular basis by rewarding savings behaviour (1.5% plus 0.8% bonus if balance is higher at month end)
- Since the August launch, over 25,000 accounts have been opened, with an average balance of $32k
- 37% of these accounts are for customers who have not had a savings account with Westpac

Westpac Lite

- Launched in June, Westpac Lite is a basic credit card with a low interest rate (9.90%) and low fees
- No fees for foreign transactions or late payments
- Low credit limit, between $500 and $4,000
- Over 1,600 cards activated since launch


4564 0000 0000 0000
00/00
JOE CITIZEN
VISA

1 Everyday accounts are consumer transaction accounts. 2 Eligible children must be born in 2017, have a permanent Australian residential address and have the Bump Savings account opened in their name by 31 May 2018.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Business Bank delivers another solid result

Business | 99

Cash earnings ($m)


AIEA up 2%, margin up 4bps from asset repricing, partially offset by increase in funding costs and the Bank Levy
Increased technology, regulatory and investment costs
999
1,008
75
19
(17)
43
(37)
1,091
Higher line fees and transaction fees
Lower stressed assets
Up $83m or 8%
2H16
1H17
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H17

Key financial metrics

	2H16	1H17	2H17	Change on 1H17
Revenue ($m)	2,534	2,557	**2,651**	4%
Net interest margin (%)	2.72	2.70	**2.74**	4bps
Expense to income (%)	35.5	35.6	**35.0**	(62bps)
Customer deposit to loan ratio (%)	72.1	72.6	**73.2**	62bps
Stressed assets to TCE (%)	2.24	2.32	**2.16**	(16bps)

Key operating metrics

	2H16	1H17	2H17	Change on 1H17
Total business customers ('000's)	1,170	1,183	**1,207**	2%
Customer satisfaction[1] (rank)	#1	=#1	**#1**	-
Customer satisfaction - SME[1] (rank)	#1	#2	**#1**	+ 1 place
Digital sales (%)[2]	9	10	**12**	+ 2ppt
Loans via LOLA ($m)[3]	729	1,236	**1,244**	1%

1 Refer slide 136 for metric definition and details of provider. 2 Represents the % of sales of products that are available via digital. 3 Loans via LOLA in 2H16 includes both loans completed on the platform and conditional limits. From 1H17 this metric no longer includes conditional limits.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

A disciplined 2H17 performance Business 100 976 951 35.6 35.5 1 Following an update to the Group’s capital allocation framework, numbers prior to 1H17 have been restated to ensure comparability to 1H17 and 2H17. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Revenue per FTE1 ($’000) 843 1H152H151H162H161H172H17 818811811 787 721 Expense to income ratio1 (%) 36.3 35.8 35.9 35.0 1H152H151H162H161H172H17 Loans ($bn) & deposit to loan ratio (%) LoansCustomer deposit to loan ratio 72.572.673.2 69.571.272.1 153154157 141146149 Mar-15Sep-15Mar-16Sep-16Mar-17Sep-17 Core earnings1 ($m) 1,723 1,525 1H152H151H162H161H172H17 1,6341,646 1,599 1,547 Revenue1 ($m) 2,651 1H152H151H162H161H172H17 2,557 2,534 2,495 2,427 2,376 Cash earnings1 ($m) 1,091 1,0069991,008 1H152H151H162H161H172H17

Business | 101

Transforming Business Bank

Digital for bankers

LOLA	LOLA, the division's simplified loan origination platform continues to deliver reduced processing times and faster credit decisions to customers. $2.5bn loans processed via LOLA in FY17
Optimist	Enhancements to the credit risk management system have reduced manual processing and saved time by simplifying credit risk reviews, serviceability assessments and automated covenant monitoring
St.George "Walk-out-working"	New businesses to the St.George brands can be established over the phone in 10 mins, without the need to visit a branch for verification. Includes account opening, ordering a new debit card and the set up of internet banking

Digital for customers

Westpac Live

- Providing more digital self service options, including new deposit account opening and instant decisions on overdrafts[1]
- Digital sales accounted for 11% of sales in FY17 (8% in FY16)[2]

eStatements

- Converted over 300,000 accounts to eStatements

Payment solutions

Enhanced merchant terminal capabilities

- Including Union Pay card acceptance, surcharge configuration and improved reporting (such as shift totals, tips, transaction listings)
- Over 2017, merchant numbers are up 4%

Product rationalisation

- Rationalising deposit products to a core set providing greater clarity to customers and improving efficiency through streamlining processes and systems
- To date, 30 products have been closed or grandfathered with 110,000 customers migrated

Simplified onboarding process

- For Westpac Commercial customers, reducing 25 forms to 1 single application for transaction products



1 For existing customers with credit limits. 2 Represents the % of sales of products that are available via digital.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

BT Financial Group | 102

BT continued business growth offset by industry headwinds

Cash earnings ($m)



Loans up 8%; deposits up 16%, total FUM/FUA up 7%. Partly offset by FUM/FUA margin compression
Higher insurance premiums
Life in-force²: up 10%
General GWP: up 1%
Infrequent items includes $83m ($58m after tax) for customer payments $32m ($24m after tax) revaluation of investment in boutique funds
868
(10)
858
30
24
12
(28)
(37)
(6)
(82)
771
Steady underlying performance
Down $97m or 11%
FY16
Income loss from partial sale BTIM
FY16
Funds Management
Insurance and Capital¹
Productivity benefits
Regulatory and compliance
Higher insurance claims
Tax and NCI
Infrequent items (after tax)
FY17

Key financial metrics

	FY15	FY16	FY17	Change on FY16
Revenue ($m)	2,626	2,394	**2,281**	(5%)
Expense to income (%)	49.0	48.5	**51.6**	large
FUM and FUA ($bn) (spot)	168.2	179.2	**191.4**	7%
Loans ($bn) (spot)	17.2	18.6	**20.1**	8%
Deposits ($bn) (spot)	23.4	25.5	**29.7**	16%

Key operating metrics ($m)

	2H16	1H17	2H17	Change on 1H17
Customers with a wealth product[3] (%)	19	19	18	(1ppt)
Planners (salaried & aligned) (#) (spot)	1,134	1,094	**1,011**	(83)
Platform FUA market share[4] (inc. Corp Super) (%)	19	19	**19**	(10bps)
Platform gross flows market share[4] (inc. Corp Super) (%)	21	20	**21**	1ppt
Life Insurance market share[5] (%)	11	12	**12**	10bps
Life Insurance in-force premiums ($m)	973	1,030	**1,068**	4%
H&C insurance market share[6] (%)	6	6	**6**	-
General Insurance gross written premiums ($m)	258	250	**258**	3%

1 Includes income ($10 million) on invested capital balances required to held for regulatory purpose primarily in relation to Life Insurance entities. 2 Excluding one-off increase of $32 million for methodology change in the calculation of premium discounts, in-force premium growth on Full Year 2016 is 6%. 3 Refer slide 136 for details of metric and metric provider 4 Strategic Insight, All Master Funds Admin as at June 2017 (for 2H17), as at December 2016 (for 1H17), as at June 2016 (for 2H16) and represents the BT Wealth business market share at these times. 5 Strategic Insight (Individual Risk) rolling 12 month average. New sales includes sales, premium re-rates, age and CPI indexation June 2017. 6 Internally calculated from APRA quarterly general insurance performance statistics, June 2017.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Funds management: Growth in Private Wealth and Platforms offset by margin compression and lower Advice income

BT Financial Group | 103

Cash earnings movement ($m)


520
(10)
510
58
35
(30)
(33)
(15)
(8)
517
(82)
435
Core franchise up $7m or 1%
FY16
BTIM earnings
FY16
Private Wealth
FUM FUA volume
FUM/FUA margin
Advice
Expenses
Tax and NCI
FY17
Infrequent Items
FY17

FUA ($bn)


BT Wrap/Asgard/Panorama
Corporate super
Other
Up 6%
121.9
3.9
19.3
98.7
123.3
3.6
19.6
100.1
130.8
3.8
20.5
106.5
136.4
4.0
21.4
111.0
138.3
3.5
21.7
113.1
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17

FUM ($bn)


Advance
Retail Super/other
BTNZ FUM
46.3
2.6
18.3
25.4
46.4
2.7
17.8
25.9
48.4
2.9
18.3
27.2
55.1
2.9
19.1
33.1
53.1
19.9
33.2
Up 10%
Sep-15
Mar-16
Sep-16
Mar-17 1
Sep-17 2

Industry recognition

"Best Private Bank in Australia"
Global Private Banking Awards 2017 for consecutive third year.

"Best Fund Insurance"
2017 Chant West Best Funds: Insurance

"Australia's Top 50 Financial Advisers"
Eight BT employed advisers, and eight core clients of BT Group Licensees named in Barrons Inaugural publication of the Top 50 Advisers

"Best Adviser Investment Platform"
CoreData SMSF Awards

1 Includes $4bn increase due to MySuper migrations which occurred in late 1H17. 2 $2.9bn redemption of BTNZ FUM which is now being managed through BTNZ.

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

Sound insurance fundamentals BT Financial Group 104 973 927 892 1 Strategic Insight June 2017. Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack Life Insurance individual new sales market share1 (%) WBCPeer 1Peer 2Avg next top 4 Jun-13Jun-14Jun-15Jun-16Jun-17 Life Insurance lapse rates1 (%) WBCPeer 1Peer 2Market Avg Jun-13Jun-14Jun-15Jun-16Jun-17 Insurance premiums ($m) General Insurance gross written premiumsLife in-force premiums 1,0301,068 2H151H162H161H172H17 Up 3 Up 4% 258 250 258 246 245 % Insurance claims rates (%) General InsuranceLife Insurance 71 2H151H162H161H172H17 515049 383535 33 34 38

Panorama: a market leading wealth management system for customers and advisors

BT Financial Group | 105

One core operating system — One **of the first platforms** to support complex account types online, such as SMSFs

One system for investors & advisors — Building on our direct customer investment offers by leveraging Panorama's **integration with Westpac's banking systems**

Investments — A direct investment offer, integrated with Westpac Live

SMSFs — Unique end-to-end solution from establishment, administration to reporting

Super — Personal Super for advised and direct customers

Insurance — Investment, superannuation and pension with integrated insurance


FUA on Panorama ($m)
2,719
6,713
Up 147%
Sep-16 Oct-16 Nov-16 Dec-16 Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17


Investors on Panorama (#)
4,274
11,778
Up 176%
Sep-16 Oct-16 Nov-16 Dec-16 Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17


SMSF Funds on Panorama (#)
2,173
4,305
Up 98%
Sep-16 Oct-16 Nov-16 Dec-16 Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17


Advisers using Panorama (#)
834
1,355
Up 62%
Sep-16 Oct-16 Nov-16 Dec-16 Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17

Westpac Group 2017 Interim Results Presentation & Investor Discussion Pack

WIB 2H17 result reflects lower markets income after a strong 1H17 and significantly lower impairment charges

Westpac Institutional Bank | 106

Cash earnings ($m)


Higher margins, balance sheet discipline maintained
Lower customer and risk management income after a strong 1H17
Improved asset quality
585
700
21
(208)
(9)
72
28
604
Down $96m or 14%
2H16
1H17
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H17

Key financial metrics

	2H16	1H17	2H17	Change on 1H17
Revenue ($m)	1,505	1,700	**1,513**	*(11%)*
Net interest margin (%)	1.76	1.77	**1.85**	*8bps*
Expense to income ratio (%)	45.0	38.6	**44.0**	*large*
Customer deposit to loan ratio (%)	119.8	131.2	**120.8**	*large*
Stressed assets to TCE (%)	0.88	0.59	**0.55**	*(4bps)*

Key operating metrics

	2H16	1H17	2H17	Change on 1H17
Customer revenue[1] / total revenue (%)	82	77	**85**	*large*
Trading revenue / total revenue (%)	6	14	**5**	*(large)*
Revenue per FTE ($'000)	555	631	**564**	*(11%)*
Deposits ($bn)	88.4	93.8	**89.4**	*(5%)*

1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, derivative valuation adjustments and Hastings.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Westpac Institutional Bank | 107

Disciplined performance, focus on returns

Disciplined balance sheet management

WIB deposits ($bn)



88.4
93.8
89.4
Sep-16
Mar-17
Sep-17

WIB net loans and RWA ($bn)



Net loans
RWA
73.8
87.3
71.5
81.7
74.0
78.2
Sep-16
Mar-17
Sep-17

Deposits

- Deposits 5% lower reflecting the roll-off of some government deposits towards the end of 2H17
- Average balances up 4%

Net loans

- 3% increase in loans primarily reflects an increase in the use of mortgage warehouse facilities following a decline in 1H17

Margin

- Margin up 8 basis points to 1.85% reflecting continued discipline on lending spreads and an improved funding mix, with higher average deposit balances over the half

ROE

- Discipline reflected in FY17 return on average equity 13.4% (2H17: 12.7%)

Expense control

- Expense growth 1% supported by productivity initiatives, including refinement of the offshore operating model

WIB expenses ($m)



678
657
666
Sep-16
Mar-17
Sep-17

Portfolio stress remains at historically low levels

- Portfolio performing well, with very low stress levels
- Impaired assets to TCE 0.07%, down 11bps
- Impairment provisions to impaired assets 2H17 46.5% (1H17: 66.6%)

Stressed exposures as a % of TCE



Watchlist & substandard
90+ days past due and not impaired
Impaired
4.6
2.6
2.1
1.2
0.9
0.8
0.9
0.6
FY10
FY11
FY12
FY13
FY14
FY15
FY16
FY17

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Delivering for customers with leading industry expertise and capabilities

Westpac Institutional Bank | 108

Strong and enduring customer franchise

- 864 transactional banking relationships
- 99% transactional banking retention rate[1]
- 94% of the ASX100 bank with Westpac Institutional Bank
- Main transaction banker to 4 of the 8 State and Territory governments and several Commonwealth Government agencies

Industry expertise and capability

- 7 out of 10 major infrastructure deals won in FY17; >$45bn total infrastructure project value
- Provided >$2.4bn of new committed funding in support of Australian and NZ infrastructure sector in FY17
- Provided funding commitments to support over 2,100MW of Renewable Energy projects, enough to power over 1.1 million homes when complete

Well positioned for opportunities as they arise

- Continuing the landmark successes for Ausgrid, WIB acted as joint lead placement agent for the largest ever Australian corporate international USPP for Ausgrid, raising USD$1.88 billion (AUD$2.4 billion) alongside alliance partner, BAML
- Building on success with QuickSuper's digital superannuation payments solutions, WIB is working with the Digital Business Council on developing eInvoicing standards

Investing in innovative customer solutions

- First to market with online Corporate Loan Portal
  - Over 40 customers currently being onboarded, with several already live on the portal
- LitePay enables low value international payments from online and mobile banking, offering a low cost, fast and transparent service for sending funds overseas
  - Available in 4 currencies including EUR, GBP, INR and PHP to 22 countries

1 Transactional banking relationships retention rate defined as the percentage of transactional relationships at the start of FY17 that were retained through to the end of FY17.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

NZ delivered improved 2H17 from margin management

New Zealand | 109

Cash earnings (NZ$m)


Disciplined growth and repricing of mortgages and business lending, partly offset by lower deposit spreads
Improved asset quality particularly in dairy
Productivity benefits from increased customer self-service and business restructure were partly offset by costs associated with the transformation program
Up $46m or 10%
434
462
59
(6)
11
4
(22)
508
2H16
1H17
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H17

1 Refer slide 136 for metric definition.

Key financial metrics

	2H16	1H17	2H17	Change on 1H17
Revenue (NZ$m)	1,132	1,097	**1,150**	5%
Net interest margin (%)	2.13	1.96	**2.08**	12bps
Expense to income (%)	42.3	44.4	**41.4**	(300bps)
Customer deposit to loan ratio (%)	76.6	74.2	**75.5**	130bps
Stressed assets to TCE (%)	2.54	2.41	**2.06**	(35bps)

Key operating metrics

	2H16	1H17	2H17	Change on 1H17
Customers (#m)	1.35	1.36	**1.35**	-
Branches	189	170	**169**	(1)
Customers with a wealth product[1] (%)	28.4	28.6	**29.0**	36bps
FUM and FUA (NZ$bn) (spot)	9.5	9.7	**10.1**	4%
Service quality - complaints (000's)	13.2	11.4	**9.6**	(16%)

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

metrics1 New Zealand key New Zealand 110 653 651 434 2.13 2.08 72 69 67 1 All figures in NZ$ unless otherwise indicated. 2 Following an update to the Group’s capital allocation framework, numbers prior to 1H17 have been restated to ensure comparability to 1H17 and 2H17. 3 Revenue and expense to income ratios prior to 2H17 have been restated to reflect the accounting change to the Westpac New Zealand credit card rewards scheme. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Net interest margin2 (%) 2.282.312.18 1.96 1H152H151H162H161H172H17 Expense to income ratio2,3 (%) 44.4 42.3 1H152H151H162H161H172H17 42.8 41.4 40.640.8 Loans ($bn) & deposit to loan ratio (%) LoansCustomer deposit to loan ratio 77.375.276.676.674.275.5 757777 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Core earnings2 ($m) 675674 635 610 1H152H151H162H161H172H17 Revenue2,3 ($m) 1,1411,1321,150 1,1101,097 1H152H151H162H161H172H17 1,095 Cash earnings2 ($m) 508 452462 1H152H151H162H161H172H17 480 449

Improving the digital customer experience New Zealand 111 52 18 17 Up 10ppts Up 12ppts Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Digital sales (% of total sales) 27 19 1H162H161H172H17 Digitally active customers (#’000’s) 772 758 736 Up 5% 723 1H162H161H172H17 SmartATM deposits (% of total) 54 3942 1H162H161H172H17 CashNav •Integrated app to track finances and deliver spending insights •Market first and leading - Canstar Innovation Excellence Award 2017 •Over 96,000 registrations to date since launched in September 2016 Westpac One •Market leading online platform. Canstar Best Online Bank in New Zealand 2017, 2016, 2015 •Around 36% of all applications are online, with over 58% of all card applications •772k active digital customers up 14% since launch in April 2015 •Active digital customers 57% of total 2017 Canstar Best Online Bank in New Zealand Transforming the network •Further enhancing 24/7 capability •175 SmartATM’s across the country •Market first with Reo Māori and Reo Waikato language options on ATMs and ATM coin dispenser •Over 750k paper statements have migrated to e-Statements •Over 700k transactions migrated to self-serve in the half

New Zealand | 112

Stressed exposures lower as dairy portfolio improves

Business stressed exposures as a % of New Zealand business TCE


Impaired
90+ day past due not impaired
Watchlist & substandard
15.6
12.8
0.2
2.6
13.2
9.6
0.3
3.4
6.8
4.4
0.2
2.2
4.9
3.2
0.3
1.5
3.8
2.9
0.8
0.1
3.3
2.3
0.9
0.1
3.6
2.3
1.1
0.2
3.4
2.4
0.8
0.1
3.7
2.9
0.7
0.0
5.5
5.0
0.5
0.2
5.3
4.8
0.4
0.1
4.4
4.0
0.3
0.1
Sep-10
Sep-11
Sep-12[1]
Sep-13
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
12
14
8
4
3
59
Property
Manufacturing
Agriculture, forestry & fishing
Wholesale trade
Construction
Other

Agribusiness portfolio

	Sep-16	Mar-17	Sep-17
TCE (NZ$bn)	8.6	8.6	**8.9**
Agriculture as a % of total TCE	8.1	8.0	**8.2**
% of portfolio graded as 'stressed'[2]	18.6	16.9	**13.5**
% of portfolio in impaired	0.42	0.44	**0.41**

Milk price & Fonterra dividend (NZ$)


Kg Ms
Dividend
Milk price
Westpac forecast
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
2013/14
2014/15
2015/16
2016/17
2017/18

Summary

- Dairy portfolio's risk grade profile is improving following favourable milk price movements
- Focus remains on supporting existing dairy customers with proven long-term financial viability
- Expect portfolio to continue improving as high milk price translates to cash flow

1 Large reduction in stressed exposures from Sep 2011 to Sep 2012 due primarily to transfer of WIB assets during 2012. 2 Includes impaired exposures.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Consumer asset quality in good shape New Zealand 113 0.5 1 LVR based on current loan and property value at latest credit event. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Sep-10 2H10 Mar-11 1H11 Sep-11 2H11 Mar-12 1H12 Sep-12 2H12 Mar-13 1H13 Sep-13 2H13 Mar-14 1H14 Sep-14 2H14 Mar-15 1H15 Sep-15 2H15 Mar-16 1H16 Sep-16 2H16 1H17 Mar-17 2H17 Sep-17 Mortgage portfolio LVR1 (%) of portfolio 92% of mortgage portfolio less than 80% LVR 44% 23%25% 5%3% 0<=6060<=7070<=8080<=9090+ Mortgage loss rates each half (%) 0.25 0.20 0.15 0.10 0.05 01 0.00 0. Mortgage 90+ day delinquencies (%) 1.0 0.5 0.12 0.0 Unsecured consumer 90+ day delinquencies (%) 1.5 1.0 0.57 0.0

200 years proudly supporting Australia Economics

Australian economic snapshot Economics 115 Australian economy key statistics (latest available as at October 2017) 60 GDP Westpac Economics Forecast (end calendar 2018) 1.8% Coking coal (Qld HCC spot) 260 2.5% Unemployment Rate Westpac Economics Forecast (end calendar 2018) 5.5% 40 PMI 6.1% Sources: Reuters, Westpac Economics Sources: Westpac Economics, Bloomberg Inflation Westpac Economics Forecast (end calendar 2018) 1.8% 2.5% 800 Cash Rate Westpac Economics Forecast (end calendar 2018) 1.50% 1.50% Construction 200 AUD/USD Westpac Economics Forecast (end calendar 2018) US$0.78 Goods US$0.70 Sources: ABS, Westpac Economics. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Jobs growth (‘000)Australian Employment since 2009 (# ’000)Household 900services 700 600 500 400Business 300services 100Mining 0distribution -100Manufacturing -200 Jun-09Jun-10Jun-11Jun-12Jun-13Jun-14Jun-15Jun-16Jun-17 Global conditions have improved Index 55 50 45 bal 35obal 30 Sep-97 Sep-01 Sep-05 Sep-09 Sep-13 Sep-17 Westpac glo trade PMI JPMorgan gl manufacturing Continued strength in commodity prices USD/tIron ore (TSI 62% fines benchmark) 340 300Westpac f/c’s to Mar 2019 220 180 140 100 60 20 Oct-11Oct-13Oct-15Oct-17

Australian economic outlook Economics 116 Consumer¹ Mining²Non-mining Public Net exports GDP Sources: ABS, Westpac Economics. Sources: NAB survey, Westpac Economics. 10 Sources: ABS, Westpac Economics. 1 Incl. housing. 2 Mining investment. Sources: RBA, Westpac Economics. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Consumer spending constrained by slow income growth Australian consumer spending (% ann) vs labour income (% ann) % ann Labour incomeReal 8 6yr 4 2 0 -2 -4 Sep-97Sep-01Sep-05Sep-09Sep-13Sep-17 Consumption Consumption long run avg: 3 .3% Australian private sector credit growth (% ann) ann%HousingTotal creditBusiness 25Forecasts 20 15 10 5 0 -5 -10 Sep-93Sep-97Sep-01Sep-05Sep-09Sep-13Sep-17 end 2018 Australian growth mix points to moderation in 2018 pptsContributions to GDP growth (ppts)ppts 33 22 11 00 -1-1 -2-2 investment 2014201520162017f2018f Positive business conditions Net bal.Australian business conditions (net balance) 30Goods related 20 10 0 -10vg. -20g. -30 Sep-05Sep-07Sep-09Sep-11Sep-13Sep-15Sep-17 Consumer sectors Business services 3 month moving a deviation from av

Conditions continue to diverge across States Economics 117 Sources: ABS, Westpac Economics 40 ced Sources: ABS, Westpac Economics 1 GSP is Gross State Product. 2 Real, financial years, experimental estimates. Sources: ABS, Westpac Economics Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Activity picking up in NSW and Victoria2 Population growth strongest in NSW and Victoria $bnNon-mining Business investment ($bn)ann%Population growth (% ann) 604.0 503.5 3.06mths 2.5 302.0 201.5 1.0 100.5 00.0 1992199620002004200820122016Mar-87 Mar-91 Mar-95 Mar-99 Mar-03 Mar-07 Mar-11 Mar-15 NSW-ACTVic-SA-TasQld-WA-NT Last announ NSWQldVicWA NSW and Victoria 57% of population, 58% of employment Relative size of States (Share of Australia, 2015/16, %) GSP1PopulationEmploymentExports38 22 2221 NSWVicQldWASATas 32 32 32 6775 25 26 19 20 20 20 21 15 12 11 11

Jobs are being created, although wage growth remains low Economics 118 Index Index 52% Manufacturing 4 11 7 Transport, Utilities 10 9 6 8 Education & Health 10 13 Property, Business services Sources: ABS, Westpac Economics. 8 Construction 9 4 14 Health, Social Assistance Sources: ABS, Westpac Economics. 1 Excludes ownership of dwellings and taxes less subsidies. Sources: ABS, Westpac Economics. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Australian wage inflation (r%em, ayirn)s low %yrAustralian wage inflation (%, yr) 7 6 5 3 2 1 0 Sep-99 Sep-01 Sep-03 Sep-05 Sep-07 Sep-09 Sep-11 Sep-13 Sep-15 Sep-17 Last 6mths annualised Aus private sector wages Mining industry wages Services employ a large part of the Australian workforce Sector contribution to GDP (%)1 ServicesMining 13Construction Wholesale, Retail Rural Household services Government 6 2Finance Communications Australian employment by sector 2015/16 (%) ServicesMining 59% 1527Manufacturing Transport, Utilities 66Wholesale, Retail Agriculture 8Household services Education 133Public Administration 13 Finance Business services Jobs growth across all states State jobs market (Index: Dec 2011 = 100. % is share of total employment) 114114 110110 106106 102102 9898 9494 Sep-11Sep-13Sep-15Sep-17 Sep-11Sep-13Sep-15Sep-17 Vic (26%) NSW (32%) Tas (2%) WA (11%) Qld (20%) SA (7%)

A closer look: State employment by sector Economics 119 NSW backdrop of robust economic activity supportive NSW: Employment by sector (annual change in employment, ‘000) Victorian job gains widespread across industries Victoria: Employment by sector (annual change in employment, ‘000) Business services Wholesale & transp. Health & education Manufacturing Mining Construction Government Retail Utilities Agriculture Leisure & hospitality Finance & real estate Health & education Leisure & hospitality Retail Construction Government Manufacturing Agriculture Finance & real estate Mining Wholesale & transp. Business services Utilities 3 '16 3 '17 3 '16 3 '17 -30 Sources: ABS, Westpac Economics. -20 -10 0 10 20 30 40 -10 Sources: ABS, Westpac Economics. 0 10 20 30 40 50 Queensland mining downtrend has ceased Queensland: Employment by sector (annual change in employment, ‘000) Western Australian employment conditions improving WA: Employment by sector (annual change in employment, ‘000) Health & education Construction Leisure & hospitality Mining Government Manufacturing Finance & real estate Agriculture Utilities Wholesale & transp. Retail Business services Health & education Construction Wholesale & transp. Leisure & hospitality Finance & real estate Agriculture Government Business services Utilities Manufacturing Retail Mining Q3 16 16 Q3 17 17 -20 Sources: ABS, Westpac Economics. -10 0 10 20 30 -30 -25 -20 -15 -10 Sources: ABS, Westpac Economics. -5 0 5 10 15 20 25 Charts represents 6 month average level compared to 6 month average level a year ago Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Q2, Q2, ' ' Q2, Q3 ' Q2, Q3 ' Q2, Q Q2, Q Q2, Q Q2, Q

Housing market fundamentals Economics 120 Dwelling prices cooling Change in Australian dwelling prices (annual %) Macro-prudential tightening Rate cuts ann% ann% 20 20 15 15 10 10 5 5 0 0 Sources: ABS, Westpac Economics. 1 Net of demolitions – implied by Census data. -5 -5 -10 -10 Oct-11 Oct-12 Oct-13 Oct-14 Oct-15 Oct-16 Oct-17 % Sources: CoreLogic, Westpac Economics. Dwelling prices are all dwellings, 6mth annualised growth. House prices % Change YoY (Oct-17) Capital city % Change last 3mths (Oct-17) Avg since 2007 Pop’n Sydney 4.8m Down 0.6% Up 7.7% Up 6.4% Melbourne 4.5m Up 1.9% Up 11.0% Up 5.8% .9 Brisbane 2.3m Up 0.6% Up 2.7% Up 1.1% Perth 1.9m Down 0.7% Down 2.5% Down 0.6% Sources: REIA, Westpac Economics. Sources: ABS, CoreLogic, Westpac Economics. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Rental vacancy rates remain tight in Sydney and Melbourne Rental vacancy rates (%, quarterly, seasonally adjusted by Westpac) 8SydneyBrisbane 77 6 5 4 3.9 2.3 1 0 Jun-87Jun-92Jun-97Jun-02Jun-07Jun-12Jun-17 MelbournePerth6. National average since 1980 2 2 1 Aggregate supply/demand fundamentals remain positive Population versus dwelling stock (annual average change ‘000) PopulationDwelling stock¹371 1970s1980s1990s2000s2011-2017 320 157 236 137 187 196 128 134 114

Impact of macro-prudential measures across Australian industry Economics 121% 16 Total 12 Source: APRA, RBA, Westpac Economics Sources: RBA, Westpac Economics. % RA limit Sources: ABS, APRA, RBA, Westpac Economics. Sources: ABS, APRA, RBA, Westpac Economics Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Lower new flow of interest only loans Interest only housing loans 6030% interest only 50 40 30 20ective 10 0 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Outstanding loans10% investorlimit New loanscredit limitannounced AP eff Sep 17 Lower new flow of high LVR loans %High LVR housing loans 25 20 15 10 5 0 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 80-90%90%+ Change in composition of housing credit Australian housing credit growth (6mth % change annualised) 10% limit on investment growth30% limit on interest 8 4 0 Sep-11Sep-12Sep-13Sep-14Sep-15Sep-16Sep-17 Investorproperty annual portfolio Owner-occupieronly originations Introduction of differentiated mortgage pricing %Mortgage interest rates (major bank average) 7.5 7.0 6.5 6.0 5.5 5.0 Sep-12Sep-13Sep-14Sep-15Sep-16Sep-17 Own-occ. - principal and interest Own-occ. - interest only Investor - principal and interest Investor - interest only

Australian household balance sheets Economics 122 200% 40 30 25 age offset 20 1988 Jun-82 Jun-87 Jun-92 Jun-97 Jun-02 Jun-07 Jun-12 Jun-17 Sources: ABS, RBA, Westpac Economics Sources: RBA, Westpac Economics. Housing credit in 6 month % change annualised. ralian household net wealth has also increased % Annual household disposable income Total assets Total liabilities Since Jun-07 Jun-07 Total net worth 0 Sources: ABS, RBA, Westpac Economics. Sources: ABS, RBA, Westpac Economics. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Higher income households have increased borrowings %Australian household debt-to-income ratios by income quintile (%) 250 200 150 100 50 0 1st2nd3rd4th5th 2002200620102014 Aust % 1400 1200 1000 800 600 400 200 +101pts +72pts +29pts Jun-82Jun-87Jun-92Jun-97Jun-02Jun-07Jun-12Jun-17Jun-22 Affordability on repayment basis below 10 year average Housing affordability: all dwellings (% income required to service mortgage of 75% median dwelling, all regions) 35rate was 1% 10yr avg 20 15 10 DeteriorateIf mortgage higher Improve Long run avg Estimates based on capital cities prior to 1993 Australian households debt to income ratio (%) Total (gross) debt 180 160 140 120net of all 100deposits also 80funds held 60ounts 40ince peak 0 -20 -40 Sep-83 Sep-88 Sep-93 Sep-98 Sep-03 Sep-08 Sep-13 Sep-18 Total debt net of offset accounts Total debt net of all deposits* Trend since Jun-07 Debt excludes in mortg acc –20pts s * Westpac Economics estimates prior to

A closer look: Debt servicing and arrears by State Economics 123 3.0 24 17 2.0 1.5 1.0 0.2 Sources: ABS, RBA, Standard & Poor's, Westpac Economics Sources: ABS, RBA, Standard & Poor's, Westpac Economics 2.5 22 2.0 2.0 12 8 Sources: ABS, RBA, Standard & Poor's, Westpac Economics Sources: ABS, RBA, Standard & Poor's, Westpac Economics 1. Debt servicing ratio is % mortgagors’ household income required to service existing mortgage debt, advanced 6mths. Arrears rate is % of securitised loans in arrears, by value, seasonally adjusted. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Qld: Higher arrears mainly in mining-related regions1 %Debt servicing ratio (rhs)Arrears rate (lhs)% 20 18 1.516 1.014 0.5 10 0.08 Jun-96Jun-99Jun-02Jun-05Jun-08Jun-11Jun-14Jun-17 WBC f/c to Dec-17 WA: Arrears reflect weak economic conditions1 %Debt servicing ratio (rhs)Arrears rate (lhs)% 2.518 16 14 1.5 12 1.0 10 0.5 0.06 Jun-96Jun-99Jun-02Jun-05Jun-08Jun-11Jun-14Jun-17 WBC f/c to Dec-17 NSW: Arrears near 13 year lows1 %Debt servicing ratio (rhs)Arrears rate (lhs)% 2.522 20 18 16 14 0.512 0.010 Jun-96Jun-99Jun-02Jun-05Jun-08Jun-11Jun-14Jun-17 WBC f/c to Dec-Victoria: Arrears low, debt burden around post GFC avg1%% 2.0Debt servicing ratio (rhs)Arrears rate (lhs)22 1.8 20 1.6 1.418 1.216 1.0 0.814 0.612 0.410 0.08 Jun-96Jun-99Jun-02Jun-05Jun-08Jun-11Jun-14Jun-17 WBC f/c to Dec-17

Australia’s high rise apartment market Economics 124 Population versus new dwelling stock (annual average change ‘000) Population New 'high rise' apartments^ Total new dwelling stock^ 35 35 400 400 350 350 Census data; 300 300 250 250 226 Sources: ABS, Westpac Economics 200 200 100 100 150 150 80 80 100 100 50 50 30 30 0 0 1950s 1960s 1970s 1980s 1990s 2000s last 6 yrs next 4yrs# Source: RBA, CoreLogic. Source: REIA, Westpac Economics. 1 Estimated proportion of approved dwellings completed by months after approval. Note that not all approved dwellings are completed, reflecting both cancellations and reductions in project size. Also, ‘high rise’ projects often have significant delays between approval and commencement. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Dwelling construction: indicative completion times1%% 9090 7070 6060 5050 4040 2020 1010 00 01224364860 Detached houses Low-mid rise High rise Average construction time for ‘high rise’ about 2-2½yrs 385 *Average annual change371 192 ^Net of demolitions – implied by ‘high rise’ is completions only;320 157 #Westpac Economics estimates 236 137 196 210 187 77 128 134 99 114 Projected dwelling completions, major metro areas Dwelling completions by capital city (‘000s, rolling 6mth totals) ‘000shigh rise top 5 areasother high risenon-high rise‘000s 3030 2525 2020 12% 1515 1010 55 00 Dec-05 Dec-11 Dec-17 Dec-05 Dec-11 Dec-17 Dec-05 Dec-11 Dec-17 SydneyMelbourneBrisbane/SEQ projected projected project-ed 12% 42% 13% 19% 68% 20% 68% 46%

Investor property lending Economics 125 well above returns on term deposits behaviour. However, the latter does not appear to be a significant factor at the Sources: ABS, Westpac Economics. Australia NSW Vic Sources: CoreLogic, ABS, Westpac Economics 1 Quarterly, annualised; last 3mths are estimates based on partial data. Sources: CoreLogic, REIA, RBA, Westpac Economics. 2 Gross yield, median rent on 2bdrm unit as % of median unit price. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Dwelling turnover¹ (% total stock) % 9.0 8.0 7.0 6.0 5.0 4.0 3.0 Dec-96Dec-00Dec-04Dec-08Dec-12Dec-16 Investor housing yields vs shares, deposits (% p.a.) %Rental yield 2 10 8 6 4 2 0 Dec-96Dec-00Dec-04Dec-08Dec-12Dec-16 ASX 200 dividend yield 1yr term deposit Few signs of speculative behaviour in housing markets •Investor activity has been a key driver of Australia’s housing markets in recent years •Demand from investors tends to be less sensitive to affordability considerations with price expectations and yields more important factors - Both remain supportive for demand with surveyed price expectations positive and gross rental yields similar to the dividend yield on Australian shares and •Investor activity can also be more volatile and susceptible to riskier ‘speculative’ moment. In particular, the proportion of ‘short term’ transactional buying appears to be low: turnover in Australia’s housing markets is low by historical standards, even in the stronger Sydney and Melbourne markets Housing finance approvals: value of housing finance ($bn/mth) $bn/mth 16'Upgraders', ex-refinancing 14 12 10 8 6 4 2 0 Aug-97Aug-02Aug-07Aug-12Aug-17 Investor finance First home buyers

New Zealand economic snapshot Economics 126 Key economic statistics FY17 FY18f Change % % GDP annual average growth1 2.5% 2.8% 30bps Inflation rate 1.9% 1.4% (50 bps) Official cash rate (OCR) 1.75% 1.75% - Unemployment rate 4.6% 4.6% - Dairy payout (ex dividend)2 $6.12 $6.50 $0.38 Source: RBNZ, Westpac Economics Source: Stats NZ, Westpac Economics 8 8 70 0.60 55 45 Source: Statistics NZ, Westpac Economics Source: Statistics NZ, Westpac Economics 1 For year to September. 2 Seasons ended May. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Labour market has firmed, spare capacity remains %Unemployment rate (%)% 66 44 22 00 20052007200920112013201520172019 Forecast Low rates keeping downward pressure on NZD NZD/USD, NZD/AUD and TWI Forecast 1.0090 85 0.9080 0.8075 0.7065 60 0.5050 0.4040 20052008201120142017 NZD/USD NZD/AUD TWI (right axis) Firm growth in recent years, pace to slow going forward GDP (%) 6Qtr % chgAnnual average % change6 44 22 00 -2-2 -4-4 20052007200920112013201520172019 Forecast

New Zealand economy: growth to slow Economics 127 this slowdown nationwide. However, construction activity has flattened off at a high level due to Source: Westpac Economics estimates Source: Statistics NZ, Westpac Economics Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Migration cycle has started to turn down Net migration (annual ‘000s) 000sTotal000s 75New Zealanders75 5050 2525 00 -25-25 -50-50 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 Forecast Other Drivers of GDP growth in recent years are dissipating •After expanding at a firm pace in recent years, New Zealand GDP growth is expected to soften over the next few years •Strong net migration has been a key driver of demand growth in recent years. Migration flows have now started to ease back, and net migration is set to fall sharply before the closer of the decade. Potential policy changes could reinforce •There is a large amount of residential and non-residential building work planned tighter credit conditions, constraints on access to skilled labour and the softening housing market. The level of activity is expected to remain elevated for an extended period •Post-earthquake reconstruction in the South Island is continuing. Spending is well advanced and has been gradually winding down •Housing market conditions have softened, and this is weighing on household spending •Export returns for our key commodities have improved over 2017, but prices are expected to soften over the coming year. Tourist inflows remain strong •The new coalition Government looks set to spend more than the previous one, with new spending weighted towards education and health. It will be partly funded by cancelling the income tax cuts that were legislated to take effect on April 1 and by introducing new taxes. The balance would be funded by an additional $7bn of net core Crown debt over the next four years. Proposed changes would not significantly affect the Governments financial position •Borrowing rates are expected to remain low for an extended period Large pipeline of construction work, increases to be gradual $bnConstruction spending (annual $bn)$bn 4040 3535 3030 2525 2020 1515 1010 55 00 2005200820112014201720202023 Construction (excl. quake costs) Canterbury rebuild Kaikoura earthquake costs Forecast

New Zealand economic indicators Economics 128% % Source: ANZ, Westpac Economics Source: Statistics NZ, Westpac Economics % % Forec 8 8 5 5 Source: Fonterra, Westpac Economics Source: RBNZ, Westpac Economics Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack 2002/03 2003/04 2004/05 2005/06 2006/07 2007/08 2008/09 2009/10 2010/11 2011/12 2012/13 2013/14 2014/15 2015/16 2016/17 2017/18 RBNZ on hold, offshore factors pursuing rates higher Interest rates (%) 1090 day bank bill rate10 99 77 66 44 33 22 11 200120052009201320172021 2 year swap rate 5 year swap rate Forecast Milk price payout at average levels Dairy payout and dividend ($/Kg Ms) Kg Ms $10Milk priceDividend $8 $6 $4 $2 $0 ast Inflation off its lows, sustained return to target elusive Inflation (%) 66 55 44 33 22 11 00 2007200920112013201520172019 CPI inflation CPI excluding petrolForecast Commodity prices remain firm NZ export commodity price index (world prices) Index 500Meat skins & woolForestryDairy 450 400 350 300 250 200 150 100 50 2006200820102012201420162018 Forecast

New Zealand housing market momentum has faded Economics 129 Source: REINZ Source: REINZ % Investors below 70% LVR Investors above 70% LVR Aug-14 Feb-15 Aug-15 Feb-16 Aug-16 Feb-17 Source: RBNZ Source: REINZ, RBNZ, Westpac Economics Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Index = 100 in 2008 Index = 100 in 2008 Macro-prudential policies have slowed the housing market... Investors’ share of new mortgage lending (%) 50 40 30 20 10 0 Tax, LVR changesLVR change …buts financial stability concerns persist %New Zealand house debt statistics (%)% 20175 15150 10125 5100 075 200020022004200620082010201220142016 Debt servicing costs (% of disposable income) (LHS) Household debt (% of disposable income) (RHS) Housing price inflation has flattened off New Zealand house prices by region (index) 220220 200200 180180 160160 140140 120120 100100 8080 Jan-08Jan-10Jan-12Jan-14Jan-16 Canterbury Wellington Auckland Sales volumes low SalesNew Zealand house sales (monthly sales)Sales 9,0009,000 8,0008,000 7,0007,000 6,0006,000 5,0005,000 4,0004,000 3,0003,000 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017

Australian and New Zealand economic forecasts

Economics | 130

Key economic indicators (%) as at October 2017		Calendar year 2016	2017F	2018F
World	GDP[1]	3.2	3.6	3.6
Australia	GDP[2]	2.4	3.0	2.5
	Private consumption[2]	2.6	2.5	2.5
	Business investment[2,3]	-6.2	3.0	2.0
	Unemployment – end period	5.7	5.7	6.1
	CPI headline – year end	1.5	2.1	2.5
	Interest rates – cash rate	1.50	1.50	1.50
	Credit growth, Total – year end	5.6	5.0	4.0
	Credit growth, Housing – year end	6.3	6.3	5.0
	Credit growth, Business – year end	5.5	3.5	3.5
New Zealand	GDP[2]	2.6	2.8	2.9
	Unemployment – end period	5.2	4.7	4.6
	Consumer prices	1.3	1.8	1.3
	Interest rates – official cash rate	1.75	1.75	1.75
	Credit growth – Total[4]	7.5	6.3	4.8
	Credit growth – Housing[4]	8.6	7.4	4.7
	Credit growth – Business[4]	6.5	4.9	4.8

Source: Westpac Economics.

1 Year average growth rates. 2 Through the year growth rates. 3 Business investment adjusted to exclude the effect of public sector purchases of public assets. 4 NZ credit forecasts are for growth over the calendar year.

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

200 years proudly supporting Australia Appendix and disclaimer

Appendix 1: Cash earnings adjustments

Appendix and Disclaimer | 132

Cash earnings adjustment	2H16 $m	1H17 $m	2H17 $m	Description
Reported net profit	3,744	3,907	**4,083**	Net profit attributable to owners of Westpac Banking Corporation
Amortisation of intangible assets	79	73	**64**	The merger with St.George and acquisition of select Lloyds' Australian businesses resulted in the recognition of identifiable intangible assets. Notional identifiable intangible assets were also recognised within the carrying value of BTIM during the period this investment was equity accounted. The intangible assets recognised relate to core deposits, customer relationships, management contracts and distribution relationships. These intangible items are amortised over their useful lives, ranging between four and twenty years. This amortisation (excluding capitalised software) is a cash earnings adjustment because it is a non-cash flow item and does not affect cash distributions available to shareholders
Acquisition transaction and integration expenses	8	-	**-**	Costs associated with the acquisition of select Lloyds' Australian businesses were treated as a cash earnings adjustment as they do not reflect the earnings expected from the acquired businesses following the integration period
Fair value (gain)/loss on economic hedges	120	7	**62**	The unrealised fair value (gain)/loss on FX hedges of future NZ earnings and accrual accounted term funding transactions are reversed in deriving cash earnings as they may create a material timing difference on reported results but they do not affect the Group's cash earnings over the life of the hedge
Ineffective hedges	(35)	(4)	**20**	The unrealised (gain)/loss on ineffective hedges is reversed in deriving cash earnings for the period because the gain or loss arising from the fair value movement in these hedges reverses over time and does not affect the Group's profits over time
Sale of BTIM shares	-	-	**(171)**	During Second Half 2017 the Group recognised a gain, net of costs, associated with the sale of shares in BTIM. Consistent with the treatment of prior gains from sale, this gain has been treated as a cash earnings adjustment given its size and that it does not reflect ongoing operations
Treasury shares	2	34	**(13)**	Under AAS, Westpac shares held by the Group in the managed funds and life businesses are deemed to be Treasury shares and the results of holding these shares can not be recognised as income in the reported results. In deriving cash earnings, these results are included to ensure there is no asymmetrical impact on the Group's profits because the Treasury shares support policyholder liabilities and equity derivative transactions which are re-valued in determining income
Cash earnings	3,918	4,017	**4,045**	

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Appendix 2: Definitions Appendix and Disclaimer 133 Consumer Bank (CB) is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centres and ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB also works in an integrated way with BTFG and WIB in the sales and service of select financial services and products including in wealth and foreign exchange. The revenue from these products is mostly retained by the product originator BTFG is the Australian wealth management and insurance arm of the Westpac Group providing a broad range of associated services. BTFG’s funds management operations include the manufacturing and distribution of investment, superannuation, retirement products, wealth administration platforms, private banking, margin lending and equities broking. BTFG’s insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses third parties to manufacture certain general insurance products. In managing risk across all insurance classes the division reinsures certain risks using external providers. BTFG operates a range of wealth, funds management and financial advice brands and operates under the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance Consumer Bank BTFG Business Bank (BB) is responsible for sales and service to micro, SME and commercial business customers in Australia for facilities up to approximately $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance, property finance and treasury. The division is also responsible for consumer customers with auto finance loans. BB works in an integrated way with BTFG and WIB in the sales and service of select financial services and products including corporate superannuation, foreign exchange and interest rate hedging. The revenue from these products is mostly retained by the product originator Westpac NZ, is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand while insurance and wealth products are provided under Westpac Life and BT brands, respectively. New Zealand also maintains its own infrastructure, including technology, operations and treasury Business Bank Westpac NZ WIB delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialised capital, and alternative investment solutions. Customers are supported throughout Australia as well as via branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group’s divisions in the provision of more complex financial needs including across foreign exchange and fixed interest solutions This segment provides centralised Group functions including Treasury, Technology and Core Support (finance, human resources etc.). Costs are partially allocated to other divisions in the Group, with costs attributed to enterprise activity retained in Group Businesses. This segment also reflects Group items including: earnings on capital not allocated to divisions, earnings from non-core asset sales, earnings and costs associated with the Group’s fintech investments and certain other head office items such as centrally raised provisions WIB Group Businesses or GBU Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Appendix 2: Definitions

Appendix and Disclaimer | 134

Capital ratios	As defined by APRA (unless stated otherwise)
Risk weighted assets or RWA	Assets (both on and off-balance sheet) are risk weighted according to each asset's inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5
Leverage ratio	As defined by APRA (unless stated otherwise). Tier 1 capital divided by 'exposure measure' and expressed as a percentage. 'Exposure measure' is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures
Internationally comparable ratios	Internationally comparable regulatory capital ratios are Westpac's estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled "International capital comparison study" dated 13 July 2015
Liquidity coverage ratio (LCR)	An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%, effective 1 January 2015. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario
High quality liquid assets (HQLA)	Assets which meet APRA's criteria for inclusion as HQLA in the numerator of the LCR
Committed liquidity facility (CLF)	The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity

Net stable funding ratio (NSFR)	The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI's capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI's assets and off-balance sheet activities. From 1 January 2018, ADI's must maintain an NSFR of at least 100%
90 days past due and not impaired	Includes facilities where: 1. contractual payments of interest and / or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days, including accounts for customers who have been granted hardship assistance; or 2. an order has been sought for the customer's bankruptcy or similar legal action has been instituted which may avoid or delay repayment of its credit obligations; and 3. the estimated net realisable value of assets / security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, or where there are otherwise reasonable grounds to expect payment in full and interest is being taken to profit on an accrual basis. These facilities, while in default, are not treated as impaired for accounting purposes
Collectively assessed provisions or CAPs	Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience for assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data. Included in the collectively assessed provision is an economic overlay provision which is calculated based on changes that occurred in sectors of the economy or in the economy as a whole

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Appendix 2: Definitions

Appendix and Disclaimer | 135

Impaired assets	Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer's outlook, cashflow, and the net realisation of value of assets to which recourse is held and includes: 1. facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; 2. non-accrual assets: exposures with individually assessed impairment provisions held against them, excluding restructured loans; 3. restructured assets: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; 4. other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and 5. any other assets where the full collection of interest and principal is in doubt
Individually assessed provisions or IAPs	Provisions raised for losses that have already been incurred on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement
Stressed assets	Stressed assets are the total of watchlist and substandard, 90 days past due and not impaired and impaired assets
Watchlist and substandard	Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal

Total committed exposures (TCE)	Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk
Average interest-earning assets (AIEA)	The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance for the period
Cash earnings per ordinary share	Cash earnings divided by the weighted average ordinary shares (cash earnings basis)
Core earnings	Net operating income less operating expenses
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. The full-time equivalent of one FTE is 76 hours paid work per fortnight
Net interest margin (NIM)	Calculated by dividing net interest income by average interest-earning assets
Net tangible assets per ordinary share	Net tangible assets (total equity less goodwill and other intangible assets less minority interests) divided by the number of ordinary shares on issue (reported)
Weighted average ordinary shares (cash earnings)	Weighted average number of fully paid ordinary shares listed on the ASX for the relevant period

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Appendix 2: Definitions

Appendix and Disclaimer | 136

Women in Leadership	Women in Leadership refers to the proportion of women (permanent and maximum term) in leadership roles across the Group. It includes CEO, Group Executives, General Managers, senior leaders with significant influence on business outcomes (direct reports to General Managers and their direct reports), large (3+) team people leaders, three levels below General Manger, and Bank and Assistant Bank Managers
Australian customers with wealth products metrics provider	Data based on Roy Morgan Research, Respondents aged 14+ and 12 month rolling. Wealth penetration is defined as the proportion of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with a Banking Group and also have Managed Investments, Superannuation or Insurance with the same Banking Group. Note: Westpac and St.George use Managed Investments, Superannuation or Insurance with Westpac Group Westpac includes Westpac, BT, Challenge Bank, Rothschild, ASGARD, and Sealcorp. St.Georgebrands include St.George, Advance Bank, BankSA, Bank of Melbourne, Dragondirect, RAMS. Westpac Group includes Westpac, St.George, Advance Bank, ASGARD, BankSA, Bank of Melbourne, BT, Challenge Bank, Dragondirect, RAMS, Rothschild, and Sealcorp Peers includes: ANZ Group, CBA Group and NAB Group
NZ customers with wealth products (%)	Number of customers who have managed investments or superannuation with Westpac NZ as a proportion of the total active customers in Westpac NZ Retail, Private and Business Bank
Net Promoter Score or NPS	Source: Roy Morgan Research, September 2016 – September 2017, 6MMA. Main Financial Institution (as defined by the customer). Net Promoter Score measures the net likelihood of recommendation to others of the customer's main financial institution. Net Promoter Score^{SM} is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a scale of 1 to 10 (1 means 'very unlikely' and 10 means 'very likely'), the 1-6 raters (detractors) are deducted from the 9-10 raters (promoters)

Customer satisfaction – overall consumer	Source: Roy Morgan Research, September 2015 – September 2017, 6MMA. Main Financial Institution (as defined by the customer). Satisfaction ratings are based on the relationship with the financial institution. Customers must have at least a Deposit / Transaction account relationship with the institution and are aged 14 or over. Satisfaction is the percentage of customers who answered 'very' or 'fairly satisfied' with their overall relationship with their MFI **St.George Brands:** St.George Bank, Asgard, BankSA, Bank of Melbourne, RAMS **Westpac:** Westpac
Customer satisfaction – overall business	Source: DBM Consultants Business Financial Services Monitor, September 2015 – September 2017, 6MMA. MFI customers, all businesses. The Customer Satisfaction score is an average of customer satisfaction ratings of the customer's main financial institution for business banking on a scale of 0 to 10 (0 means 'extremely dissatisfied' and 10 means 'extremely satisfied')
Customer satisfaction – SME	Source: DBM Consultants Business Financial Services Monitor, September 2015 – September 2017, 6MMA. MFI customers, SME businesses. SME businesses are those organisations with annual turnover under $5 million (excluding Agribusinesses). The Customer Satisfaction score is an average of customer satisfaction ratings of the customer's main financial institution for business banking on a scale of 0 to 10 (0 means 'extremely dissatisfied' and 10 means 'extremely satisfied')
Westpac Group rank	The ranking refers to Westpac Group's position relative to the other three major Australian banking groups (ANZ Group, CBA Group and NAB Group)

Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack

Investor Relations Team Contact us 137 www.westpac.com.au/investorcentre Head of Investor Relations Director Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack Equity Investor Relations Andrew BowdenNicole MehalskiAnnual reports Presentations and webcasts +61 2 8253 4008+61 2 8253 16675 year financial summary andrewbowden@westpac.com.aunicole.mehalski@westpac.com.auPrior financial results Debt Investor Relations Jacqueline BoddyLouise Coughlan DirectorDirector (Rating Agencies) +61 2 8253 3133+61 2 8254 0549 jboddy@westpac.com.aulcoughlan@westpac.com.au Retail Shareholder Investor Relations Danielle StockJillian Maxwell Senior ManagerSenior Manager +61 2 8253 0922+61 2 8253 6556 danielle.stock@westpac.com.aujillian.maxwell@westpac.com.au Or email: investorrelations@westpac.com.au

Disclaimer 138 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2017 Full Year Financial Results (incorporating the requirements of Appendix 4E) for the twelve months ended 30 September 2017 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to slides 33 for an explanation of cash earnings and Appendix 1 slide 132 for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, ‘aim’, or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s 2017 Full Year Financial Results for the twelve months ended 30 September 2017 (or Annual Report for the year ended 30 September 2016) available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation. Westpac Group 2017 Full Year Results Presentation & Investor Discussion Pack